UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Beneficial Mutual Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 4, 2014

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Beneficial Mutual Bancorp, Inc.  The meeting will be held at the Company’s headquarters located at 1818 Beneficial Bank Place, 1818 Market Street, 12th Floor, Philadelphia, Pennsylvania on Thursday, May 15, 2014, at 8:30 a.m., local time.

The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting.  Directors and officers of the Company, as well as representatives of KPMG LLP, the Company’s independent registered public accounting firm, will be present to respond to appropriate questions from stockholders.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own.  To make sure your shares are represented, we urge you to vote via the Internet, by telephone or by completing and mailing a proxy card promptly.  If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

We look forward to seeing you at the meeting.

Sincerely,

Gerard P. Cuddy
President and Chief Executive Officer

1818 Beneficial Bank Place

1818 Market Street

Philadelphia, PA 19103

(215) 864-6000

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	8:30 a.m., local time, on Thursday, May 15, 2014

PLACE	1818 Beneficial Bank Place
1818 Market Street
Philadelphia, Pennsylvania

ITEMS OF BUSINESS	(1) To elect three directors to serve for a term of three years.

(2) To ratify KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014;

(3) To vote on a non-binding resolution to approve the compensation of our named executive officers; and

(4) To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

RECORD DATE	To vote, you must have been a stockholder at the close of business on March 17, 2014.

PROXY VOTING

It is important that your shares be represented and voted at the meeting. You can vote your shares via the Internet, by telephone or by completing and returning a proxy card or voting instruction card. You can revoke a proxy at any time before its exercise at the meeting by following the instructions in the proxy statement.

By Order of the Board of Directors,

William J. Kline, Jr.
Corporate Secretary

Philadelphia, Pennsylvania
April 4, 2014

BENEFICIAL MUTUAL BANCORP, INC.

PROXY STATEMENT

GENERAL INFORMATION

We are providing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors of Beneficial Mutual Bancorp, Inc. for the 2014 annual meeting of stockholders and for any adjournment or postponement of the meeting.  In this proxy statement, we may also refer to Beneficial Mutual Bancorp, Inc. as “Beneficial Mutual Bancorp,” the “Company,” “we,” “our” or “us.”

Beneficial Mutual Bancorp is the holding company for Beneficial Bank, which has also operated under the name Beneficial Mutual Savings Bank.  In this proxy statement, we may also refer to Beneficial Bank as the “Bank.”

We are holding the 2014 annual meeting at the Company’s headquarters located at 1818 Beneficial Bank Place, 1818 Market Street, Philadelphia, Pennsylvania on Thursday, May 15, 2014 at 8:30 a.m., local time.

We intend to mail a notice of internet availability of proxy materials to stockholders of record beginning on or about April 4, 2014.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 15, 2014

This proxy statement and the Company’s 2013 Annual Report to Stockholders are available at http://ir.thebeneficial.com/annuals.cfm.

On this website, the Company also posts the Company’s 2013 Annual Report on Form 10-K, as filed with the U.S. Securities and Exchange Commission, including the Company’s 2013 audited consolidated financial statements.

INFORMATION ABOUT VOTING

Who Can Vote at the Meeting

You are entitled to vote your shares of Beneficial Mutual Bancorp common stock that you owned as of March 17, 2014.  As of the close of business on March 17, 2014, a total of 76,618,246 shares of Beneficial Mutual Bancorp common stock were outstanding, including 45,792,775 shares of common stock held by Beneficial Savings Bank MHC.  Each share of common stock has one vote.

Ownership of Shares; Attending the Meeting

You may own shares of Beneficial Mutual Bancorp in one of the following ways:

•                                          Directly in your name as the stockholder of record; or

•                                          Indirectly through a broker, bank or other holder of record in “street name.”

If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you.  As the holder of record, you have the right to give your proxy directly to us or to vote in person at the meeting.

As the beneficial owner of shares held in street name, you have the right to direct your broker, bank or other holder of record how to vote by filling out a voting instruction form that accompanies your proxy materials.  Your broker, bank or other holder of record may allow you to provide voting instructions by telephone or by the Internet.  Please see the instruction form provided by your broker, bank or other holder of record that accompanies this proxy statement.  If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting.  A recent brokerage statement or letter from a bank or broker are examples of proof of ownership.  If you want to vote your shares of Beneficial Mutual Bancorp common stock held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or other nominee who is the record holder of your shares.

Quorum and Vote Required

Quorum.  We will have a quorum and will be able to conduct the business of the annual meeting if the holders of a majority of the outstanding shares of common stock entitled to vote are present at the meeting, either in person or by proxy.

Votes Required for Proposals.  At this year’s annual meeting, stockholders will elect three directors to serve for a term of three years.  In voting on the election of directors, you may vote in favor of the nominees, withhold votes as to all nominees, or withhold votes as to specific nominees.  There is no cumulative voting for the election of directors.  Directors must be elected by a plurality of the votes cast at the annual meeting.  This means that the nominees receiving the greatest number of votes will be elected.

In voting on the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm and on the non-binding resolution to approve the compensation of the Company’s named executive officers, you may vote in favor of each proposal, vote against each proposal or abstain from voting.  Each proposal requires obtaining the affirmative vote of a majority of votes cast at the annual meeting is required.  The results of the vote on the compensation of the named executive officers are not binding on the Board of Directors.

Effect of Not Casting Your Vote. If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors. In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was allowed to vote those shares on your behalf in the election of directors as they deemed appropriate.

Recent changes in regulation were made to take away the ability of your bank or broker to vote shares in the election of directors for which you do not provide voting instructions on a discretionary basis. Therefore, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors or on the non-binding resolution to approve the compensation of the Company’s named executive officers, no votes will be cast on your behalf with respect to these matters.  These are referred to as “broker non-votes.”  Your bank or broker will, however, continue to have discretion to vote any shares for which you do not provide voting instructions on the ratification of the appointment of the Company’s independent registered public accounting firm. If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the annual meeting.

How We Count Votes.  If you return valid proxy instructions or attend the meeting in person, we will count your shares to determine whether there is a quorum, even if you abstain from voting.  Broker non-votes also will be counted to determine the existence of a quorum.

In the election of directors, votes that are withheld will have no effect on the outcome of the election.

In counting votes on the proposal to ratify the selection of the Company’s independent registered public accounting firm and the non-binding resolution to approve the compensation of the Company’s named executive officers, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the voting on the proposals.

Because Beneficial Savings Bank MHC owns in excess of 50% of the outstanding shares of Beneficial Mutual Bancorp common stock, the votes it casts will ensure the presence of a quorum and determine the outcome of each of the proposals to be considered by stockholders at the annual meeting.

Voting by Proxy

The Company’s Board of Directors has prepared this proxy statement to request that you allow your shares of Company common stock to be represented at the annual meeting by the persons named in the Company’s proxy card.  All shares of Company common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card.  If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors.  The Board of Directors recommends that you vote:

•                                          “FOR” each of the nominees for director;

•                                          “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm; and

•                                          “FOR” the approval of the compensation of the Company’s named executive officers;

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares.  This includes a motion to adjourn or postpone the annual meeting to solicit additional proxies.  If the annual meeting is postponed or adjourned, your shares of Company common stock may be voted by the persons named in the proxy card on the new meeting date, provided that the new meeting occurs within 30 days of the annual meeting date and you have not revoked your proxy.  The Company does not currently know of any other matters to be presented at the annual meeting.

You may revoke your proxy at any time before the vote is taken at the annual meeting.  To revoke your proxy, you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later-dated proxy or attend the meeting and vote your shares in person.  Attendance at the annual meeting will not in itself constitute revocation of your proxy.

Instead of voting by mailing a proxy card, registered stockholders can vote their shares of Company common stock via the Internet or by telephone.  The Internet and telephone voting procedures are designed to authenticate stockholders’ identities, allow stockholders to provide their voting instructions and confirm that their instructions have been recorded properly.  The deadline for voting via the Internet or by telephone is 11:59 p.m., Eastern time, on Thursday, May 14, 2014.

Participants in the Beneficial Mutual Savings Bank Employee Savings and Stock Ownership Plan and/or the Beneficial Mutual Bancorp, Inc. 2008 Equity Incentive Plan

If you participate in the Beneficial Mutual Savings Bank Employee Savings and Stock Ownership Plan (the “KSOP”), you will receive a voting instruction card that reflects all shares you may direct the trustee to vote on your behalf under the KSOP.  Under the terms of the KSOP, all credited shares of Beneficial Mutual Bancorp common stock held by the KSOP trust are voted by the KSOP trustee, as directed by plan participants.  All shares of Company common stock held in the KSOP trust that have not been credited to participants’ accounts, and all credited shares for which no timely voting instructions are received, are voted by the KSOP trustee in the same proportion as shares for which the trustee has received timely voting instructions, subject to the exercise of its fiduciary duties.  If you participate in the Beneficial Mutual Bancorp, Inc. 2008 Equity Incentive Plan (the “Equity Incentive Plan”), you will also receive a voting instruction card to direct the Equity Incentive Plan trustee how to vote the unvested shares of Company common stock awarded to you under the Equity Incentive Plan.  The deadline for returning your voting instruction cards is May 8, 2014.

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Independence

The Company’s Board of Directors currently consists of twelve members.  Each of the Company’s directors is independent under the listing requirements of the Nasdaq Stock Market, Inc., except for Gerard P. Cuddy, who is our President and Chief Executive Officer.

Board Leadership Structure and Board’s Role in Risk Oversight

The Board of Directors of the Company has determined that the separation of the offices of Chairman of the Board and President and Chief Executive Officer will enhance Board independence and oversight.  Moreover, the separation of the Chairman of the Board and President and Chief Executive Officer allows the President and Chief Executive Officer to better focus on his growing responsibilities of running the Company, enhancing shareholder value and expanding and strengthening our franchise while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management.  Consistent with this determination, Frank A. Farnesi serves as Chairman of the Board of the Company and Gerard P. Cuddy serves as President and Chief Executive Officer of the Company.  Mr. Farnesi is independent under the listing requirements of the Nasdaq Stock Market, Inc.

To further strengthen the regular oversight of the full Board, all various committees of the Board are comprised of independent directors. As detailed in its report and the Compensation Discussion and Analysis appearing elsewhere in this proxy statement, the Compensation Committee reviews and evaluates the performance of all executive officers of the Company, including the President and Chief Executive Officer, and reports to the Board. The Audit Committee oversees the Company’s financial practices, regulatory compliance, accounting procedures and financial reporting functions.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success.  We face a number of risks, including credit risk, liquidity risk, interest rate risk, regulatory risk, business continuity risk, strategic risk, market risk, operational risk and reputational risk.  Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management.  In 2012, the Company formed a Director Risk Committee.  This committee assists the Board and the Audit Committee in supervising the enterprise risk management activities of the Company and its subsidiaries and advises the Board with respect to the enterprise risk management framework of the

Company. The Director Risk Committee is comprised of five members of the Board at least one of which must be also be a member of the Audit Committee.  Senior management also attends the meetings of the Director Risk Committee and is available to address any questions or concerns raised by the Board on risk management and any other matters.

Corporate Governance Policies

The Board of Directors has adopted a corporate governance policy to govern certain activities, including: the duties and responsibilities of directors; the composition, responsibilities and operations of the Board of Directors; the establishment and operation of Board committees; succession planning; convening executive sessions of independent directors; the Board of Directors’ interaction with management and third parties; and the evaluation of the performance of the Board of Directors and of the President and Chief Executive Officer.

Committees of the Board of Directors

The following table identifies our standing committees and their members at December 31, 2013.  All members of each committee are independent in accordance with the listing requirements of the Nasdaq Stock Market, Inc.  Each committee operates under a written charter that is approved by the Board of Directors that governs its composition, responsibilities and operation.  Each committee reviews and reassesses the adequacy of its charter at least annually.  The charters of all four committees are available in the Corporate Governance portion of the Investor Relations section of our website (www.thebeneficial.com).

Director	Audit Committee	Compensation Committee	Corporate Governance Committee	Risk Committee

Edward G. Boehne		X		X*
Karen Dougherty Buchholz			X	X
Gerard P. Cuddy
Frank A. Farnesi				X
Donald F. Gayhardt, Jr.	X*	X
Elizabeth H. Gemmill	X	X	X*
Thomas J. Lewis		X*	X	X
Joseph J. McLaughlin	X
George W. Nise			X
Marcy C. Panzer	X			X
Roy D. Yates	X	X

Number of Meetings in 2013	9	6	4	9

* Denotes Chairperson

Audit Committee

The Audit Committee assists the Board of Directors in its oversight of the Company’s accounting, auditing, internal control structure and financial reporting matters, the quality and integrity of the Company’s financial reports and the Company’s compliance with applicable laws and regulations.  The Committee is also responsible for engaging the Company’s independent registered public accounting firm and monitoring its conduct and independence.  The Board of Directors has designated Donald F. Gayhardt, Jr. as an audit committee financial expert under the rules of the Securities and Exchange Commission.  Mr. Gayhardt is independent under the listing requirements of the Nasdaq Stock Market, Inc. applicable to audit committee members.

Compensation Committee

The Compensation Committee approves the compensation objectives for the Company and the Bank, establishes the compensation for the Company’s senior management and conducts the performance review of the President and Chief Executive Officer.  The Compensation Committee reviews all components of compensation, including salaries, cash incentive plans, long-term incentive plans and various employee benefit matters.  Decisions by the Compensation Committee with respect to the compensation of executive officers are approved by the full Board of Directors.  See “Compensation Discussion and Analysis” for a discussion of the role of management and compensation consultants in determining and/or recommending the amount or form of executive compensation.

The Compensation Committee has assessed the Company’s compensation programs and has concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. Our internal risk management officer has also assessed the Company’s executive and broad-based compensation and benefits programs to determine if the programs’ provisions and operations create undesired or unintentional risk of a material nature. This risk assessment process included: a review of program policies and practices; a program analysis to identify risk and risk control related to the programs; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, risk control, and the support of the programs and their risks to company strategy. Although we reviewed all compensation programs, we focused on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout.

Based on the foregoing, we believe that our compensation policies and practices do not create inappropriate or unintended significant risk to the Company. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond the organization’s ability to effectively identify and manage significant risks; are compatible with effective internal controls and our risk management practices; and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

Compensation “clawback” provisions have been included in our equity award agreements and our Management Incentive Plan.  These provisions give us the right to cancel or recoup awards if an employee alters, inflates or inappropriately manipulates the Company’s financial results or violates any other recognized ethical business standards.

Director Risk Committee

The Director Risk Committee assists the Board and the Audit Committee in supervising the enterprise risk management activities of the Company and its subsidiaries and advises the Board with respect to the enterprise risk management framework of the Company. The Risk Committee reviews and assesses the Company’s risk exposure as it relates to capital, earnings and compliance with Company risk policies including credit risk, liquidity risk, interest rate risk, regulatory risk, business continuity risk, strategic risk, market risk, operational risk and reputation risk.

Corporate Governance Committee

The Company’s Corporate Governance Committee assists the Board of Directors in: (i) identifying individuals qualified to become Board members, consistent with criteria approved by the Board; (ii) recommending to the Board the director nominees for the next annual meeting; (iii) implementing policies and practices relating to corporate governance, including implementation of and monitoring adherence to corporate governance guidelines; and (iv) recommending director nominees for each committee.

Minimum Qualifications.  The Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors.  A candidate must meet the eligibility requirements set forth in the Company’s Bylaws, which include a requirement that the candidate not have been subject to certain criminal or regulatory actions.  A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.

If the candidate is deemed eligible for election to the Board of Directors, the Corporate Governance Committee will then evaluate the following criteria in selecting nominees:

•                                          Contributions to the range of talent, skill and expertise of the Board;

•                                          Financial, regulatory and business experience, knowledge of the banking and financial service industries, familiarity with the operations of public companies and ability to read and understand financial statements;

•                                          Familiarity with the Company’s market area and participation in and ties to local businesses and local civic, charitable and religious organizations;

•                                          Personal and professional integrity, honesty and reputation;

•                                          The ability to represent the best interests of the stockholders of the Company and the best interests of the institution;

•                                          The ability to devote sufficient time and energy to the performance of his or her duties;

•                                          Independence under applicable Securities and Exchange Commission and listing definitions; and

•                                          Current equity holdings in the Company.

The Corporate Governance Committee also will consider any other factors it deems relevant, including diversity and regulatory disclosure obligations.  The Committee will also consider the extent to which the candidate helps the Board of Directors reflect the diversity of the Company’s stockholders, employees, customers and communities. The Committee also may consider the current composition and size of the Board of Directors, the balance of management and independent directors and the need for audit committee expertise.

With respect to nominating an existing director for re-election to the Board of Directors, the Corporate Governance Committee will consider and review an existing director’s Board and committee attendance and performance; length of Board service; the experience, skills and contributions that the existing director brings to the Board; and independence.

Director Nomination Process.  The process that the Corporate Governance Committee follows to identify and evaluate individuals to be nominated for election to the Board of Directors is as follows:

For purposes of identifying nominees for the Board of Directors, the Corporate Governance Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as its knowledge of members of the communities served by the Bank.  The Corporate Governance Committee will also consider director candidates recommended by stockholders in accordance with the policy and procedures set forth below.  The Corporate Governance Committee has not previously used an independent search firm to identify nominees.

In evaluating potential nominees, the Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the criteria set forth above.  If such individual fulfills these criteria, the Corporate Governance Committee will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the Board.

Considerations of Recommendations by Stockholders.  It is the policy of the Corporate Governance Committee of the Board of Directors of the Company to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company’s Board of Directors.  The Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors.  To avoid the unnecessary use of the Corporate Governance Committee’s resources, the Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Stockholders.  To submit a recommendation of a director candidate to the Corporate Governance Committee, a stockholder should submit the following information in writing, addressed to the Chairman of the Corporate Governance Committee, care of the Corporate Secretary, at the main office of the Company:

1.                                      The name of the person recommended as a director candidate;

2.                                      All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934;

3.                                      The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.                                      As to the stockholder making the recommendation, the name and address of such stockholder as they appear on the Company’s books; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

5.                                      A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of stockholders, the recommendation must be received by the Corporate Secretary of the Company at least 30 days before the date of the annual meeting.

Director Compensation

The table on the following page provides the compensation received by individuals who served as non-employee directors of the Company during 2013.  The table excludes perquisites, which did not exceed $10,000 in the aggregate for any director.

Name	Fees Paid in Cash	Stock Awards (1)	Option Awards (2)	All Other Compensation (3)	Total
Edward G. Boehne	$55,750	$23,100	$33,700	$4,188	$116,738
Karen Dougherty Buchholz	45,500	23,100	33,700	2,096	104,396
Frank A. Farnesi	87,503	46,200	67,400	5,297	206,400
Donald F. Gayhardt, Jr.	55,500	23,100	33,700	2,445	114,745
Elizabeth H. Gemmill	57,500	23,100	33,700	4,249	118,549
Thomas J. Lewis	49,830	23,100	33,700	3,981	110,611
Joseph J. McLaughlin	40,500	23,100	33,700	3,655	100,955
Michael J. Morris (4)	19,000	23,100	33,700	2,903	78,703
George W. Nise	39,920	23,100	33,700	4,258	100,978
Marcy C. Panzer	54,500	23,100	33,700	2,023	113,323
Roy D. Yates	44,500	23,100	33,700	3,795	105,095

(1)         Reflects the grant date fair value calculated in accordance with FASB ASC Topic 718 on outstanding restricted stock awards for each director based upon the Company’s stock price of $9.24 as of January 17, 2013, the date of grant for directors.  When shares become vested and are distributed from the trust in which they are held, the recipient will also receive an amount equal to accumulated cash and stock dividends (if any) paid with respect thereto, plus earnings thereon.  At December 31, 2013, the aggregate number of unvested restricted stock award shares held in trust was 10,000 for Mr. Farnesi, 7,000 for Ms. Buchholz and Mr. Gayhardt, 4,000 for Ms. Panzer and 7,500 for each of the other directors.

(2)         Reflects the grant date fair value calculated in accordance with FASB ASC Topic 718 on outstanding stock option awards for each of the non-employee directors excluding Ms. Panzer, based upon a fair value of $3.37 for each option using the Black-Scholes option pricing model. For information on the assumptions used to compute fair value, see Note 19 to the Notes to the Financial Statements included in the Form 10-K.  The actual value, if any, realized by a director from any option will depend on the extent to which the market value of the common stock exceeds the exercise price of the option on the date the option is exercised.  Accordingly, there is no assurance that the value realized by a director will be at or near the value estimated above.  The aggregate outstanding stock options at December 31, 2013 was 95,000 for Mr. Farnesi, 30,000 for Ms. Buchholz and Mr. Gayhardt, 17,500 for Ms. Panzer and 85,000 for each of the other directors.

(3)         Represents the Philadelphia city wage tax that the directors incurred in connection with their Board and committee fees.  The Company pays the Philadelphia wage tax on behalf of its directors.

(4)         Mr. Morris’ term as director of the Company, the MHC and the Bank ended effective as of May 16, 2013.

Cash Retainer and Meetings Fees for Non-Employee Directors.  The following table sets forth the applicable retainers and fees that were paid to non-employee directors for their service on the Bank’s Board of Directors during 2013.  Directors do not receive any additional fees for their service on the Boards of Directors of the Company or Beneficial Savings Bank MHC.

Annual Retainer	$20,000
Annual Retainer for Chairman of the Board	40,000
Fee per Board Meeting	1,000
Annual Committee Chair Retainer:
Audit Committee	10,000
Compensation Committee	5,000
Director Risk Committee	5,000
Executive and Corporate Governance Committees	5,000
Fee per Committee Meeting	1,000

2008 Equity Incentive Plan.  The Beneficial Mutual Bancorp, Inc. 2008 Equity Incentive Plan provides the company with a vehicle to award long term incentives designed to provide compensation opportunities based on the creation of stockholder value.  The non-statutory stock options and restricted stock awards granted under the plan vest at a rate of 20% per year beginning on the first anniversary of the date of grant.  During the fiscal year ended December 31, 2013, each director except Frank Farnesi, was granted a non-statutory stock option for 10,000 shares of Beneficial Mutual Bancorp, Inc. common stock and a restricted stock award for 2,500 shares of Beneficial Mutual Bancorp, Inc. common stock.  Frank Farnesi was granted a non-statutory stock option for 20,000 shares of Beneficial Mutual Bancorp, Inc.

common stock and a restricted stock award for 5,000 shares of Beneficial Mutual Bancorp, Inc. common stock for his service as board chairman.

Board and Committee Meetings

During the year ended December 31, 2013, both the Board of Directors of the Company and the Board of Trustees of the Bank held eight meetings.  No director attended fewer than 75% of the total meetings of the Company’s Board of Directors and the committees on which such individual served during 2013.

Director Attendance at the Annual Meeting of Stockholders

The Board of Directors encourages each director to attend the Company’s annual meeting of stockholders.  All of the Company’s current directors attended the Company’s 2013 annual meeting of stockholders.

Code of Ethics and Business Conduct

Beneficial Mutual Bancorp has adopted a Code of Ethics and Business Conduct that is designed to ensure that the Company’s directors and employees meet the highest standards of ethical conduct.  The Code of Ethics and Business Conduct, which applies to all employees and directors, addresses conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations.  In addition, the Code of Ethics and Business Conduct is designed to deter wrongdoing and promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations.  A copy of the Code of Ethics and Business Conduct is available in the Corporate Governance portion of the Investor Relations section of our website (www.thebeneficial.com).

AUDIT-RELATED MATTERS

Report of the Audit Committee

The Company’s management is responsible for the Company’s internal controls and financial reporting process.  The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles.  The independent registered public accounting firm is also responsible for issuing an attestation report on management’s assessment of the Company’s internal control over financial reporting.  The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors and in accordance with the Audit Committee Charter.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm.  Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm.  The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, including the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the firm’s independence from the Company and its management.  In concluding that the registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit.  The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In performing all of these functions, the Audit Committee acts only in an oversight capacity.  In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in their report, express an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles.  The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent registered public accounting firm is “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the Securities and Exchange Commission.  The Audit Committee also has approved, subject to stockholder ratification, the selection of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

Audit Committee of the Board of Directors of

Beneficial Mutual Bancorp, Inc.

Donald F. Gayhardt, Jr., Chairman

Elizabeth H. Gemmill

Joseph J. McLaughlin

Marcy C. Panzer

Roy D. Yates

Audit Fees

Audit Fees. The following table sets forth the fees billed to the Company for the fiscal years ended December 31, 2013 and 2012 by our auditors.

	2013		2012
Audit Fees (1)	$541,880		$489,238
Audit Related Fees (2)	333,100	(3)	248,871	(4)
Tax Fees	115,797		108,435
Other Fees	6,150		30,545

(1)         Includes professional services rendered for the audit of the Company’s annual consolidated financial statements and review of consolidated financial statements included in Quarterly Reports on Form 10-Q, or services normally provided in connection with statutory and regulatory filings (i.e., attest services required by the Federal Deposit Insurance Corporation Improvement Act or Section 404 of the Sarbanes-Oxley Act), including out-of-pocket expenses.

(2)         Includes certain agreed upon procedures related to the electronic submission of financial information to the U.S. Department of Housing and Urban Development Real Estate Assessment Center (REAC).

(3)         Includes certain professional services rendered relating to the second step transaction that we were evaluating directly before the Department of Justice (“DOJ”) fair lending investigation

(4)         Includes certain professional services rendered relating to the acquisition of SE Financial Corp.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm. The Audit Committee is responsible for appointing, setting the compensation and overseeing the work of the independent registered public accounting firm.  In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent auditor.  Such approval process ensures that the external auditor does not provide any non-audit services to the Company that are prohibited by law or regulation.

In addition, the Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.  Requests for services by the independent registered public accounting firm for compliance with the auditor services policy must be specific as to the particular services to be provided.  The request may be made with respect to either specific services or a type of service for predictable or recurring services.  During the year ended December 31, 2013, all services were approved, in advance, by the Audit Committee in compliance with these procedures.

STOCK OWNERSHIP

The following table provides information as of March 17, 2014 about the persons known to us to be the beneficial owners of more than 5% of Beneficial Mutual Bancorp, Inc.’s outstanding common stock.  A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investing power.

Name and Address	Number of Shares Owned		Percent of Common Stock Outstanding (1)

Beneficial Savings Bank MHC 1818 Market Street Philadelphia, Pennsylvania 19103	45,792,775		59.77%

Wellington Management Co. LLP 280 Congress Street Boston, Massachusetts 02210	5,153,403	(2)	6.73%

(1)  Based on 76,618,246 shares of Beneficial Mutual Bancorp, Inc. common stock outstanding as of March 17, 2014.

(2)  Based solely on a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on February 14, 2014.

The following table provides information about the shares of Beneficial Mutual Bancorp, Inc. common stock that may be considered to be owned by each director of Beneficial Mutual Bancorp, Inc., each executive officer named in the summary compensation table and by all directors and executive officers of Beneficial Mutual Bancorp, Inc. as a group as of March 17, 2014.  Each director and named executive officer owned less than 1% of our outstanding common stock as of that date.  A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown.

Name	Number of Shares Owned (1)		Number of Shares That May Be Acquired Within 60 Days By Exercising Options	Total
Directors:
Edward G. Boehne	49,000		65,000	114,000
Karen Dougherty Buchholz	11,500		10,000	21,500
Gerard P. Cuddy	141,125		269,000	410,125
Frank A. Farnesi	64,000		67,000	131,000
Donald F. Gayhardt, Jr.	11,500		10,000	21,500
Elizabeth H. Gemmill	67,000		65,000	132,000
Thomas J. Lewis	47,000		65,000	112,000
Joseph J. McLaughlin	49,000	(2)	65,000	114,000
George W. Nise	108,321	(3)	65,000	173,321
Marcy C. Panzer	8,875		3,500	12,375
Roy D. Yates	608,360	(4)	65,000	673,360

Named Executive Officers Who Are Not Also Directors:
Thomas D. Cestare	87,561		35,500	123,061
Martin F. Gallagher, Jr.	24,283		16,000	40,283
Joanne R. Ryder	44,794		50,300	95,094
Robert J. Maines	27,469		22,500	49,969

All Executive Officers and Directors as a Group (15 persons)	1,349,788		873,800	2,223,588

(1)             This column includes the following:

	Shares of Unvested Restricted Stock Held in Trust Under the Beneficial Mutual Bancorp 2008 Equity Incentive Plan	Shares Held Under the Beneficial Bank Stock-Based Deferral Plan	Shares Held or Allocated Under the Beneficial Bank Employee Savings and Stock Ownership Plan
Mr. Boehne	7,500	—	—
Ms. Buchholz	7,500	—	—
Mr. Cuddy	101,500	—	8,745
Mr. Farnesi	12,000	—	—
Mr. Gayhardt	7,500	—	—
Ms. Gemmill	7,500	—	—
Mr. Lewis	7,500	—	—
Mr. McLaughlin	7,500	—	—
Mr. Nise	7,500	17,569	—
Ms. Panzer	5,000	—	—
Mr. Yates	7,500	—	—
Mr. Cestare	81,000	—	5,061
Mr. Gallagher	21,500	—	2,783
Ms. Ryder	24,600	—	6,796
Mr. Maines	18,600	—	5,645

(2)             Includes 5,000 shares owned by Mr. McLaughlin’s spouse.

(3)             Includes 15,000 shares held by Mr. Nise’s spouse.

(4)             Includes 28,710 shares held by Mr. Yates’ son.

ITEMS TO BE VOTED ON BY STOCKHOLDERS

Item 1 - Election of Directors

The Company’s Board of Directors currently consists of eleven members.  The terms for George W. Nise and Marcy C. Panzer, current directors of the Company, will expire at the 2014 annual meeting of stockholders, at which point the size of the Board of Directors will be reduced from eleven to nine members. The Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. The Board of Directors’ nominees for election this year, to serve for a three-year term or until their respective successors have been elected and qualified, are Gerard P. Cuddy, Frank A. Farnesi and Thomas J. Lewis. All of the nominees are currently directors of the Company and the Bank.

Unless you indicate on the proxy card that your shares should not be voted for certain nominees, the Board of Directors intends that the proxies solicited by it will be voted for the election of each of the Board’s nominees.  If any nominee is unable to serve, the persons named in the proxy card would vote your shares to approve the election of any substitute proposed by the Board of Directors.  At this time, we know of no reason why any nominee might be unable to serve.

The Board of Directors recommends that stockholders vote “FOR” the election of all of the nominees.

Information regarding the nominees for election at the annual meeting amd the directors continuing in office is provided below.  Unless otherwise stated, each individual has held his or her current occupation for the last five years.  The age indicated for each individual is as of December 31, 2013.  The indicated period of service as a director includes the period of service as a director of Beneficial Bank.

Nominees for Election as Directors

The nominees for election to serve for a three-year term are:

Gerard P. Cuddy is our President and Chief Executive Officer.  From May 2005 to November 2006, Mr. Cuddy was a senior lender at Commerce Bank.  From 2002 to 2005, Mr. Cuddy served as a Senior Vice President of Fleet/Bank of America.  Before his service with Fleet/Bank of America, Mr. Cuddy held senior management positions with First Union National Bank and Citigroup.  Age 54.  Trustee of Beneficial Bank and director of Beneficial Savings Bank MHC and Beneficial Mutual Bancorp, Inc. since 2006.

Mr. Cuddy’s extensive experience in the local banking industry and involvement in business and civic organizations in the communities in which Beneficial Bank serves affords the Board of Directors valuable insight regarding the business and operation of Beneficial Bank.  Mr. Cuddy’s knowledge of Beneficial Mutual Bancorp, Inc.’s and Beneficial Bank’s business and history, combined with his success and strategic vision, position him well to continue to serve as our President and Chief Executive Officer.

Frank A. Farnesi is a retired partner of KPMG LLP.  Age 66.  Effective in October 2012, Mr. Farnesi was named Chairman of the Board of Beneficial Bank, Beneficial Savings Bank MHC and Beneficial Mutual Bancorp, Inc.  He has served as trustee of Beneficial Bank and director of Beneficial Savings Bank MHC and Beneficial Mutual Bancorp, Inc. since 2004.  He is also a director of RAIT Investment Trust (NYSE: RAS), a Trustee of Immaculata University, and a Trustee of Faith in the Future Foundation.

As a former partner with a certified public accounting firm, Mr. Farnesi provides the Board of Directors with critical experience regarding accounting and financial matters.

Thomas J. Lewis served as President and Chief Executive Officer of Thomas Jefferson University Hospitals, Inc. from 1996 to 2012.  Age 61.  Trustee of Beneficial Bank and director of Beneficial Savings Bank MHC and Beneficial Mutual Bancorp, Inc. since 2005. He is also a director of the nonprofit organizations, The Food Trust and The Health Care Improvement Foundation.

Mr. Lewis’ background offers the Board of Directors management and oversight experience, specifically within the region in which Beneficial Bank conducts its business.

Directors Continuing in Office

The following directors have terms ending in 2015:

Elizabeth H. Gemmill served as the President of the Warwick Foundation, a private family foundation, which dissolved in 2012.  Age 68.  Trustee of Beneficial Bank and director of Beneficial Savings Bank MHC and Beneficial Mutual Bancorp, Inc. since 2005.  She is also a director of Universal Display Corporation (Nasdaq: PANL) and the Chairman of the Board of the Presbyterian Foundation.

As a director of Universal Display Corporation, Ms. Gemmill provides the Board of Directors with critical experience regarding public company oversight matters.  Ms. Gemmill also demonstrates a strong commitment to the local community in her role as Chairman of the Presbyterian Foundation and as the former President of the Warwick Foundation.

Joseph J. McLaughlin retired as President and Chief Executive Officer of Beneficial Bank in 1993.  Age 85.  Trustee of Beneficial Bank since 1974 and director of Beneficial Savings Bank MHC and Beneficial Mutual Bancorp, Inc. since their formation in 2004.

Mr. McLaughlin’s extensive experience in the local banking industry and involvement in business and civic organizations in the communities in which Beneficial Bank serves affords the Board of Directors valuable insight regarding the business and operations of Beneficial Bank.

The following directors have terms ending in 2016:

Edward G. Boehne served as the President of the Federal Reserve Bank of Philadelphia from 1981 to 2000. Mr. Boehne is a Senior Economic Advisor for Haverford Trust Company, an asset management company.  Age 73.  Trustee of Beneficial Bank since 2000 and director of Beneficial Savings Bank MHC and Beneficial Mutual Bancorp, Inc. since their formation.  He is also a director of Toll Brothers, Inc. (NYSE: TOL) and the privately held companies of Haverford Trust Company, Penn Mutual Life Insurance Company and AAA Mid-Atlantic (including the related holding company, AAA Club Partners).

Mr. Boehne’s asset management background provides the Board of Directors with substantial management and leadership experience with respect to an industry that complements the financial services provided by Beneficial Bank.  In addition, as a director of a corporation listed on the New York Stock Exchange, Mr. Boehne offers the Board of Directors significant public company oversight experience.

Karen Dougherty Buchholz is Senior Vice President, Administration of Comcast Corp., one of the nation’s leading providers of entertainment, information and communications products and services.  Age 46.  Trustee of Beneficial Bank since 2009 and director of Beneficial Savings Bank MHC and Beneficial Mutual Bancorp, Inc. since 2009.

As an executive of Comcast Corp., Ms. Buchholz provides the Board of Directors with extensive public company oversight and leadership experience.  In addition, Ms. Buchholz offers the Board of Directors significant business and management level experience from a setting outside of the financial services industry.

Donald F. Gayhardt, Jr. has served as the Chief Executive Officer of Tiger Financial Management, a financial services company, since January 2012 and as Chairman of the Board of Music Training Center Holdings, LLC, a music education company, since May 2009.  Prior to that, Mr. Gayhardt held positions of President Chief Financial Officer and Secretary as well as a member of the Board of Directors of Dollar Financial Corp., a financial services company located in Berwyn, Pennsylvania.  Age 49.  Trustee of Beneficial Bank since 2009 and director of Beneficial Savings Bank MHC and Beneficial Mutual Bancorp, Inc. since 2009.

As a former Chief Financial Officer of Dollar Financial Corp., Mr. Gayhardt provides the Board of Directors with critical experience regarding accounting and financial matters. Mr. Gayhardt’s extensive experience in the local banking industry and involvement in business and civic organizations in the communities in which Beneficial Bank serves affords the Board of Directors valuable insight regarding the business and operation of Beneficial Bank.

Roy D. Yates is a Professor of Electrical and Computer Engineering at Rutgers University in Piscataway, New Jersey, and is a former Chairman of the Board of FMS Financial Corporation.  Age 51.  Trustee of Beneficial Bank and director of Beneficial Savings Bank MHC and Beneficial Mutual Bancorp, Inc. since 2007.

As the former Chairman of FMS Financial Corporation, Mr. Yates provides the Board of Directors with critical experience regarding public company oversight matters.  In addition, Mr. Yates’ academic and engineering background provides the Board of Directors with experience from a setting outside of the financial services industry.

Item 2 — Ratification of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed KPMG LLP to be the Company’s independent registered public accounting firm for the 2014 fiscal year, subject to ratification by stockholders.  A representative of KPMG LLP is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

If the ratification of the appointment of the independent registered public accounting firm is not approved by a majority of the shares represented at the annual meeting and entitled to vote, other independent registered public accounting firms may be considered by the Audit Committee of the Board of Directors.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2014 fiscal year.

Item 3 — Advisory Vote on Executive Compensation

As part of our commitment to excellence in governance and as required by federal securities laws, we are providing our stockholders with the opportunity to cast an advisory vote regarding the compensation of our named executive officers as disclosed in this proxy statement.  This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to endorse or not endorse the Company’s executive pay program and policies through the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion contained in the 2014 proxy statement, is hereby approved.”

At both our 2013 and 2012 annual meetings, our stockholders overwhelmingly approved the say-on-pay proposal.

As described in the “Compensation Discussion and Analysis” included in this proxy statement, we believe that our executive compensation program is designed to support the Company’s long-term success by achieving the following objectives:

•                  Attracting and retaining talented senior executives;

•                  Tying executive pay to Company and individual performance;

•                  Supporting our annual and long-term business strategies; and

•                  Aligning executives’ interests with those of the Company’s stockholders.

We urge stockholders to read the “Compensation Discussion and Analysis” and the related narrative and tabular compensation disclosure included in this proxy statement.  The “Compensation Discussion and Analysis” provides detailed information regarding our executive compensation program, policies and procedures, as well as the compensation of our named executive officers.

This advisory vote on the compensation of our named executive officers is not binding on us, our Board or the Compensation Committee. However, our Board and the Compensation Committee will review and consider the outcome of this advisory vote when making future compensation decisions for our named executive officers.

The Board of Directors recommends that stockholders vote “FOR” the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion contained in this proxy statement.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis that is required by the rules established by the Securities and Exchange Commission.  Based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this document.  See “Compensation Discussion and Analysis.”

Compensation Committee of the Board of Directors of

Beneficial Mutual Bancorp, Inc.

Thomas J. Lewis, Chairman

Edward G. Boehne

Donald F. Gayhardt, Jr.

Elizabeth H. Gemmill

Roy D. Yates

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The following discussion provides a description of our decision making process and philosophy for compensating our named executive officers in 2013. This discussion also describes the material components of each named executive officer’s total compensation package and details the reasoning behind the compensation decisions made for 2013. This discussion should be read together with the compensation tables for our named executive officers that can be found following the “Executive Compensation” section of this proxy statement.

Our 2013 named executive officers were Gerard P. Cuddy — President and Chief Executive Officer, Thomas D. Cestare — Executive Vice President and Chief Financial Officer, Martin F. Gallagher, Jr. — Executive Vice President and Chief Credit Officer, Joanne R. Ryder — Executive Vice President and Director of Brand & Strategy, and Robert J. Maines — Executive Vice President and Director of Operations.

Executive Summary

It is the intent of the Compensation Committee to provide our named executive officers with a total compensation package that is market competitive, promotes the achievement of our strategic objectives and is aligned with operating and other performance metrics to support long-term shareholder value. In addition, we have structured our executive compensation program to include elements that are intended to create an appropriate balance between risk and reward, thereby discouraging excessive risk taking.

Fiscal Year 2013 Performance.  Our current executive team has the commitment and expertise to execute our business strategy. Throughout 2013, our team focused on strategic initiatives which included, reducing non performing assets, managing our capital, growing our commercial and small business lending teams,  increasing our retail and commercial customer base, managing expenses, increasing our brand awareness and positioning of Beneficial as “Your Knowledge Bank”, enhancing our risk management processes and controls and adopting new delivery channels to optimize our branch network.  Our executive team’s efforts to improve our financial performance and remain on course with our strategic objectives are specifically illustrated in the following highlights:

•                  Maintaining our strong capital position.  During the year we continued to strengthen our capital positon with our tangible capital ratio improving to 10.89% at December 31, 2013 compared to 10.30% at December 31, 2012.  We were able to achive this while at the same time continuing our share repurchase program.  In October 2013, Beneficial’s Board of Directors approved a new stock repurchase program that will enable Beneficial to acquire up to 4,000,000 shares, or 12.0%, of the Company’s publicly held common stock outstanding. Beneficial repurchased 2,193,652 during the year ended December 31, 2013.

•                  Earnings per Share in line with the prior year. Despite a difficult operating environment, earnings per share for the year ended December 31, 2013 of $0.17 was relatively consistent to the $0.18 per diluted share, for the year ended December 31, 2012.

•                  Continuing to see improvement in our asset quality metrics.  In 2013, we experienced continued improvement in our asset quality metrics with non-performing loans, delinquencies, charge-offs, and classified loans all showing year over year improvement.  During 2013, non-performing loans excluding government guaranteed student loans, decreased $16.6 million, or 24.3%, to $51.8 million from $68.4 million at December 31, 2012. Our non-performing assets ratio, excluding government guaranteed student loans, improved to 1.26% at December 31, 2013 compared to 1.60% at December 31, 2012.  During 2013, our charge-offs decreased $9.6 million, or 38.9%, to $15.0 million from $24.6 million in 2012.

•                  Building Commercial and Small Business Lending Teams.  In 2013, we continued to focus on building our lending teams to position the Company for future loan growth.  We continued to add seasoned, experienced lenders to our commercial real estate and commercial and industrial lending teams.  We also hired a head of small business lending who is building a team that will work with the branch network to grow our small business lending portfolio.

•                  Continuing to actively manage expenses.  Operating expenses for 2013 decreased to $120.7 million compared to $123.1 million for 2012.  However our efficiency ratio has increased due to a drop in our revenues in 2013 as a result of the low interest rate environment and a lack of strong loan demand in our markets.  We continue to invest in our business lines to position the Company for future growth.

•                  Launched new marketing campaign and brand refresh.  We launched a new marketing campaign and brand refresh designed to highlight the bank’s commitment to financial education. Along with the introduction of a new “Your Knowledge Bank” tagline, the campaign itself is part of an ambitious communications initiative rooted in what has always been the core mission of Beneficial Bank — to provide customers with the tools, knowledge and guidance to help them do what’s right and make wise financial decisions.

•                  Enhanced our risk management process and controls.  We continue to enhance our risk management framework to ensure we are actively managing our key business risks and are meeting the demands of a changing regulatory environment.  In late 2012, we formed a management and director risk committee to monitor and oversee all of our critical risks including credit, interest rate, liquidity, capital, operational, regulatory, and business continuity.  We have also added resources to both our compliance and operational risk groups to meet the changing requirements of the industry.

Summary of Key Compensation Decisions

•                  Chief Executive Officer Compensation: Mr. Cuddy’s annual salary was increased from $540,769 to $562,000 effective March 24, 2013. Mr. Cuddy was awarded an annual incentive equal to $112,400. The award was determined based on stretch levels for total expenses and target levels for employee satisfaction and strategic initiatives execution. For the year ended December 31, 2013, earnings per share was $0.17 which met the stretch performance goal.  However, no payout was made for the earnings per share performance measure, as the Company’s total shareholder return was less than the median of our compensation peer group. He received 20,000 shares of restricted stock that vest 60% after three years of service and 20% each year thereafter. The CEO also received 75,000 stock options that vest 20% per year over a five-year period.

•                  Other Named Executive Officer Compensation: The other four NEOs each received an annual salary increase effective March 24, 2013.  Mr. Cestare’s annual salary increased from $331,250 to $339,788; Mr. Gallagher’s increased from $228,895 to $234,664; Ms. Ryder’s increased from $209,231 to $240,000; and Mr. Maines increased from $200,000 to $230,000. These increases were granted based on the annual Executive Compensation Study completed by our Compensation Consultant and the assessment of individual performance by the Compensation Committee.  For 2013, Mr. Cestare, Mr. Gallagher, Ms. Ryder and Mr. Maines were awarded an annual incentive equal to $88,345, $24,933, $61,500 and $46,000, respectively.  The awards were determined based on achieving the performance goals that are summarized on page 29 and 30.  The Compensation Committee awarded an additional one-time discretionary bonus of $50,000 to Mr. Gallagher due to his contributions in improving the Company’s asset quality metrics and strengthening the Company’s credit infrastructure.  The Compensation Committee awarded a one-time discretionary bonus of $25,000 to Ms. Ryder for her contributions in connection with the Company’s relocation to a new headquarters.

•                  During 2013, Mr. Cestare, Mr. Gallagher, Ms. Ryder and Mr. Maines were awarded restricted stock grants of 16,000; 6,000; 6,000 and 4,000 respectively. These officers also received stock option grants as follows:  Mr. Cestare 60,000; Mr. Gallagher 35,000; Ms. Ryder 32,000, and Mr. Maines 30,000.  Vesting is the same schedule in place for the CEO.

•                  As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we held an advisory vote on the approval of the compensation of our named executive officers (the “Say-on-Pay” vote) at our 2013 annual shareholders meeting. The results were that 97% of the shareholders who voted on our Say on Pay proposal voted in favor of it.  The Committee considered this positive result as an affirmation of its compensation related policies and decisions.

•                  In connection with the Compensation Committee’s review of the retirement benefits provided to our named executive officers, the Compensation Committee amended the Bank’s Elective Deferred Compensation Plan to provide our named executive officers with a supplemental retirement benefit equal to the benefits lost under the KSOP as a result of certain Internal Revenue Code limits on compensation.  See “Executive Compensation — Nonqualified Deferred Compensation” for a description of the plan and the benefits provided to the named executive officers.

Compensation Decisions Reflect Our Performance.  The efforts and leadership of the named executive officers on our executive team were critical to our ability to navigate the challenging economic conditions in 2013.  In connection with a review of each named executive’s 2013 job performance, the Company extended the term of the employment agreements with Mr. Cuddy, Mr. Cestare, Mr. Maines and Ms. Ryder and the change in control severance agreement with Mr. Gallagher through May 20, 2015. We believe the current management team will position the Company for growth and success in the future and the employment and change in control severance agreements provide our named executive officers with financial security and the Company with management stability.  See “Employment and Change in Control Severance Agreements” for a discussion of the terms and conditions of the agreements. See also, “Executive Compensation — Potential Post-Termination Benefits Tables” for compensation payable to the named executive officers upon termination of employment under the conditions provided for in the agreements.

Company performance is a primary driver for payments under our 2013 Management Incentive Plan (“2013 MIP”). The annual cash incentive opportunities provided under the 2013 MIP were based on Company performance measures that focus on core measures of profitability, efficiency of resources, and total shareholder return, as well as the execution of individual strategic objectives.  In 2013, the successful execution of individual strategic objectives coupled with the Company’s financial performance resulted in 2013 MIP payouts generally ranging between threshold and target levels. See “Elements Used to Implement our Compensation Objectives — Short-Term Cash-Based Incentive Compensation” for detailed information on the specific payouts to our named executive officers under the 2013 MIP as well as the specific performance criteria used to evaluate each named executive officer.

In 2013, equity compensation continued to be an important component of the overall compensation package for our named executive officers.  The grant of equity awards reflects our pay for performance approach, goal to align our executives with shareholders, as well as our focus on stock ownership for our named executive officers.  See “Executive Compensation — Grants of Plan-Based Awards” for specific information on 2013 equity awards.

In connection with the Compensation Committee’s review of the retirement benefits provided to our named executive officers, the Compensation Committee amended the Bank’s Elective Deferred Compensation Plan to provide our named executive officers with a supplemental retirement benefit equal to the benefits lost under the KSOP as a result of certain Internal Revenue Code limits on compensation.  See “Executive Compensation — Nonqualified Deferred Compensation” for a description of the plan and the benefits provided to the named executive officers.

The following chart outlines the primary components of the 2013 compensation package for our named executive officers.  In addition to the components noted below, our named executive officers participate in the Bank’s health and welfare programs, which are available to all our full-time employees, as well as certain retirement arrangements.  See “Elements Used to Implement our Compensation Objectives — Retirement Benefits — Employee Welfare Benefits.”

Annual Compensation Component	Key Features	Purpose	Summary of Fiscal 2013 Actions
Base Compensation	Salary adjustments are considered on an annual basis in consideration of performance and market movement.	Provides a fixed amount of cash compensation for our named executive officers.	Base salaries were adjusted for performance and to maintain levels consistent with market practice.

Short-term Cash-based Incentive Compensation

Individual/division and Company performance goals. Payments made in cash and subject to clawback policy.

The Compensation Committee has the authority to cancel, amend and modify the Management Incentive Plan. The Compensation Committee may also adjust awards in consideration of factors that may influence the safety and soundness of the organization.

Motivate and reward the achievement of Company and individual/division performance goals. Reinforces pay-for-performance philosophy.

2013 MIP payouts were based on Company and individual performance. See “Elements Used to Implement our Compensation Objectives — Short-Term Cash-Based Incentive Compensation” for detailed information on the specific payouts to our named executive officers.

Long-Term Equity-based Incentive Compensation

The 2013 program consists of stock options and time-vested restricted stock.

Vesting of restricted stock is based on the following schedule: 60% after three years and 20% each year thereafter. Non-statutory stock options vest 20% per year over a five year period. All awards are subject to our clawback policy.

Stock options support our growth strategy, link our named executive officers’ compensation and our stock price and serve as a retention tool. The extended service requirement under the restricted stock awards serves as a retention tool.

Non-statutory stock options and restricted stock awards were granted to all the named executive officers, See “Executive Compensation — Grants of Plan Based Awards” for detailed information on the specific equity awards.

Allocation of Compensation Components

Base salary represents a significant component of our 2013 compensation program for our named executive officers.  However, our use of short-term cash incentives and equity compensation reflects the growing importance of performance-based compensation in our overall compensation structure.  In 2013, 47% of Mr. Cuddy’s total compensation was performance-based and the other named executive officers total performance-based compensation ranged between 44% and 55% of total compensation.

The allocation of base salary and performance-based compensation (short-term cash incentives and equity awards) varies depending upon the role of a named executive officer in our organization and their individual performance.  See “Elements Used to Implement our Compensation Objectives — Short-Term Cash-Based Incentive Compensation” for the individual 2013 MIP scorecards for our named executive officers.

Compensation Philosophy

We ground our compensation philosophy on four basic principles:

•                                          Reflecting our Business Philosophy — Our approach to compensation reflects our values and the way we do business in the communities we serve.

•                                          Meeting the Demands of the Market — Our goal is to compensate our employees at competitive levels that position us as the employer of choice among our peers who provide similar financial services in the markets we serve.

•                                          Aligning with Stockholders — We use equity compensation as an additional component of our compensation mix to develop a culture of ownership among our named executive officers and to align their individual financial interests with the interests of our stockholders.  Our policy of stock ownership and retention requires our named executive officers to acquire Company common stock having a fair market value equal to a multiple of their base salary within a specific time period.  See “Stock Ownership Requirement” for information on individual stock ownership targets.

•                                          Performance — We believe that a significant amount of executive compensation should be performance-based.  Therefore, our compensation program is designed to reward superior performance and encourage our executive officers to feel accountable for the Company’s financial performance and their individual performance.  To achieve this, we have structured our short-term cash-based and equity programs to tie an executive’s compensation, in part, directly to Company and individual performance.

The Compensation Committee has developed a compensation program for our named executive officers that reflects this philosophy and uses a full range of compensation elements to achieve its objectives.  Our goal is to be a high performing company, therefore, the Compensation Committee has structured an executive compensation program that attracts and retains quality individuals and motivates and rewards them for strong performance.  When making compensation determinations for the Company’s named executives, the Compensation Committee focuses on salaries and cash compensation that is generally competitive at the 50th percentile of the market at target levels of performance.

Role of the Compensation Committee

The Compensation Committee is accountable for developing our executive compensation philosophy and making compensation decisions relating to our named executive officers.  The Committee monitors the success of our program in achieving the objectives of our compensation philosophy.  The Compensation Committee is also responsible for the administration of our compensation programs and policies, including the administration of our cash- and stock-based incentive programs.

The Compensation Committee operates under a written charter that establishes its responsibilities. A copy of the Compensation Committee Charter can be found on the Company’s website at www.thebeneficial.com. The Compensation Committee reviews the charter annually to ensure that the scope of the charter is consistent with the Compensation Committee’s expected role.  Under the charter, the Compensation Committee is charged with general responsibility for the oversight and administration of our compensation program.  The charter vests in the Compensation Committee the sole responsibility for determining the compensation of the chief executive officer based on the Compensation Committee’s evaluation of his performance.  The charter also authorizes the Compensation Committee to engage consultants and other professionals without management approval to the extent deemed necessary to discharge its responsibilities.

During 2013, the Compensation Committee met six times, including four executive sessions attended by Compensation Committee members only.  A representative of Pearl Meyer & Partners (through September 2013) and subsequently McLagan, our independent compensation consultants, was present by teleconference or in person at all six of the meetings.  The current members of the Compensation Committee are Thomas J. Lewis (Chairman), Edward G. Boehne, Donald F. Gayhardt Jr., Elizabeth H. Gemmill, and Roy D. Yates.

The Compensation Committee annually conducts a self-assessment of its overall performance and regularly engages in education events either through its independent consultant or through attendance at banking industry events.

Role of the Compensation Consultant

In 2013, the Compensation Committee retained the services of Pearl Meyer & Partners through September and subsequently retained the services of McLagan (individually and collectively, “our Compensation Consultant”), both independent compensation consulting firms, to perform a competitive assessment of the Company’s executive and director compensation programs, as well as to provide guidance on the changing regulatory environment governing executive compensation.  The annual executive and director assessments include, but are not limited to, an assessment of the Company’s compensation program compared to its peers, recommendations for total cash compensation opportunities (base salary and cash incentives), assessment of perquisites, retirement benefits and bonuses for named executive officers, an assessment of the Company’s financial performance relative to its peers, a review of board and committee compensation and equity compensation.  The annual executive and director compensation assessments provide the Compensation Committee with a broad array of information from which to assess the effectiveness of its compensation programs and serve as a foundation for compensation decisions.

In addition to providing annual assessments, our Compensation Consultant advises the Compensation Committee on best practices in light of the changes in the bank regulatory environment and assists the Compensation Committee in designing compensation arrangements that reflect the Company’s compensation philosophy.  In 2013, our Compensation Consultant assisted the Compensation Committee in developing a peer group for the purpose of providing the Company with a basis for comparing its compensation and benefit arrangements against the compensation arrangements provided by other similarly situated financial institutions.  See “Use of Peer Group Data” for information on the Company’s 2013 peer group.

The Compensation Consultant attends the Compensation Committee meetings upon request for the purpose of reviewing compensation data with the Company and participating in general discussions on compensation and benefits for the named executive officers and board members.  While the Compensation Committee considers input from our Compensation Consultant when making compensation decisions, the Committee’s final decisions reflect many factors and considerations.

In September 2013, the Compensation Committee engaged McLagan an Aon Hewitt Company as its new advisor. In 2013, the Compensation Committee reviewed its relationship with McLagan and Aon Hewitt.  The Committee considered all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Securities Exchange Act of 1934.  The Committee determined that McLagan and Aon Hewitt’s work does not raise a conflict of interest.

Role of Management

Our chief executive officer, in conjunction with representatives of the Compensation Committee and the Human Resources Department, develops recommendations regarding the appropriate mix and level of compensation for our named executive officers (other than himself).  The recommendations consider the objectives of our compensation philosophy and the range of compensation programs authorized by the Compensation Committee.  The chief executive officer meets with the Compensation Committee to discuss the compensation recommendations for the other named executive officers.  Our chief executive officer does not participate in Compensation Committee discussions relating to the determination of his compensation.

Elements Used to Implement Our Compensation Objectives

We believe that we can meet the objectives of our compensation philosophy by achieving a balance among base salary, short-term incentives and long-term incentives that is competitive with our industry peers and creates appropriate incentives for our named executive officers.  To achieve the necessary balance, our Compensation Committee worked closely with Pearl Meyer & Partners and subsequently McLagan and our Human Resources Department.  See “Role of Compensation Consultant” for a detailed description of the services provided by our Compensation Consultant.

Base Salary.  The base salary of each named executive officer is reviewed on an annual basis in connection with the executive’s performance review.  Decisions regarding salary adjustments take into account an executive’s current base salary, market practice and the role/contribution of the executive.  Our goal is to maintain salary levels for the named executive officers at levels consistent with base pay received by those in comparable positions in the market.  We obtain market information from a variety of sources, including survey data gathered by the Compensation Consultant.  See “Use of Peer Group Data.”  We also evaluate salary levels at the time of promotion or other change in responsibilities or as a result of specific commitments we made when a specific officer was hired.  Individual performance, role and responsibilities and retention risk are also considered as part of our annual assessment.  See “Executive Compensation—Summary Compensation Table” for salaries paid to our named executive officers in 2013.

Short-Term Cash-Based Incentive Compensation.  Our 2013 MIP is designed to recognize and reward plan participants for their contribution to our success.  Our 2013 MIP measures both Company performance and individual performance.  In 2013, the Company performance measures included earnings per share, total expenses and efficiency ratio targets, which are core measures of profitability and efficiency of resources, as well as employee satisfaction and the successful execution of strategic initiatives.  The 2013 MIP also included a provision that no payments will be made for EPS performance unless the Company’s total shareholder return was equal to or greater than the median of our Compensation peer group.  The individual performance measures were specific to each participant’s job (e.g., strategic growth, lending growth, loan loss experience and deposit growth).  The 2013 MIP provided each plan participant with a target incentive opportunity with the ability to earn more or less based on achievement of pre-determined performance goals.  Target incentive opportunities reflect our philosophy of setting conservative annual incentives that are slightly below market practice to allow for a greater focus on long term incentive opportunities.

The table below summarizes the cash incentive opportunities for our named executive officers in 2013.  The actual cash values associated with each named executive officer’s threshold, target and stretch incentive opportunity (represented as a percentage of base salary below) can be found on his or her individual scorecard which follows the table:

	2013 Incentive Targets (as a Percent of Base Salary)
Position	Threshold Incentive Opportunity	Target Incentive Opportunity	Stretch Incentive Opportunity
President and Chief Executive Officer and Chief Financial Officer	20%	40%	60%

Other Named Executive Officers	12.5%	25%	37.5%

The 2013 MIP was administered by the Compensation Committee with the assistance of the Human Resources Department.  The Compensation Committee has sole discretion to adjust payouts under the 2013 MIP in the event of a change in market conditions, regulations or the Company’s business model.  The Compensation Committee uses scorecards to evaluate each participant’s performance and determines the payout under the 2013 MIP.  Incentive payouts earned under the 2013 MIP are subject to the Company’s clawback policy.  See “Clawback Policy” for the terms and conditions of the Company’s clawback policy.  In accordance with the terms of the 2013 MIP, a participant must be employed by the Company as of the date of distribution of the incentive award to be eligible for a payout under the plan.

The following scorecards set forth the Compensation Committee’s assessment of each named executive officer (eligible to receive a payout under the 2013 MIP) in relation to the 2013 individual/division and Company performance measures.  The scorecards list each performance goal and the weight given to the achievement of each goal.  The scorecards also illustrate the threshold, target and stretch levels and note the corresponding 2013 MIP payouts.  Threshold, target and stretch values noted on each executive’s scorecard represent the achievement of 90%, 100% and 115%, respectively of the target for each performance measure.  For the year ended December 31, 2013, earnings per share was $0.17 which met the stretch performance goal for the named executive officers.  However, no payouts were made for the earnings per share performance measure, as the Company’s total shareholder return was less than the median of our Compensation peer group.  All dollar amounts are in thousands, unless otherwise noted.

	Performance Goals				Incentive Opportunity			2013
Gerard Cuddy Performance Measures	Threshold	Target	Stretch	Weight	Threshold Value	Target Value	Stretch Value	Actual Payout
Earnings Per Share	$0.12	$0.13	$0.15	45.0%	$50,580	$101,160	$151,740	$0
Total Expenses (in millions)	$122.1	$120.9	$118.5	10.0%	$11,240	$22,480	$33,720	$33,720
Efficiency Ratio	78.93%	78.15%	76.59%	10.0%	$11,240	$22,480	$33,720	$0
Employee Satisfaction				5.0%	$5,620	$11,240	$16,860	$11,240
Strategic Initiatives Execution				30.0%	$33,720	$67,440	$101,160	$67,440
Total				100%	$112,400	$224,800	$337,200	$112,400

	Performance Goals				Incentive Opportunity			2013
Thomas Cestare Performance Measures	Threshold	Target	Stretch	Weight	Threshold Value	Target Value	Stretch Value	Actual Payout
Earnings Per Share	$0.12	$0.13	$0.15	45.0%	$30,581	$61,162	$91,743	$0
Total Expenses (in millions)	$122.1	$120.9	$118.5	10.0%	$6,796	$13,592	$20,387	$20,387
Tangible Capital Ratio	78.93%	78.15%	76.59%	10.0%	$6,796	$13,592	$20,387	$0
Employee Satisfaction				5.0%	$3,398	$6,796	$10,194	$6,796
Strategic Initiatives Execution				30.0%	$20,387	$40,775	$61,162	$61,162
Total				100.0%	$67,958	$135,915	$203,873	$88,345

	Performance Goals				Incentive Opportunity			2013
Martin Gallagher Performance Measures	Threshold	Target	Stretch	Weight	Threshold Value	Target Value	Stretch Value	Actual Payout
Earnings Per Share	$0.12	$0.13	$0.15	10.0%	$2,933	$5,867	$8,800	$0
Total Operating Expenses (in millions)	$10.10	$10.00	$9.50	20.0%	$5,867	$11,733	$17,600	$0
Decrease Non-performing Assets & REO (in millions)	$23.8	$25.0	$26.25	40.0%	$11,733	$23,466	$35,200	$0
Employee Satisfaction				5.0%	$1,467	$2,933	$4,400	$2,933
Strategic Initiatives Execution				25.0%	$7,333	$14,667	$22,000	$22,000
Total				100.0%	$29,333	$58,666	$87,999	$24,933

In addition, the Compensation Committee approved an additional discretionary bonus of $50,000 for Mr. Gallagher for his significant contributions to reducing the Company’s non-performing assets excluding restructured assets divided by total assets from 1.60 in 2012 to 1.26 in 2013.

					Incentive Opportunity			2013
Joanne Ryder	Performance Goals				Threshold	Target	Stretch	Actual
Performance Measures	Threshold	Target	Stretch	Weight	Value	Value	Value	Payout
Earnings Per Share	$0.12	$0.13	$0.15	10.0%	$3,000	$6,000	$9,000	$0
Total Expenses (in millions)	$8.2	$8.1	$7.7	20.0%	$6,000	$12,000	$18,000	$0
The Beneficial Conversation (TBC)				20.0%	$6,000	$12,000	$18,000	$18,000
Employee Satisfaction				5.0%	$1,500	$3,000	$4,500	$3,000
Strategic Initiatives Execution				45.0%	$13,500	$27,000	$40,500	$40,500
Total				100.0%	$30,000	$60,000	$90,000	$61,500

In addition, the Compensation Committee approved an additional one-time discretionary bonus of $25,000 for Ms. Ryder for her significant contributions and leadership in relocating the Company headquarters, without business interruptions and within the approved budget.

					Incentive Opportunity			2013
Robert J. Maines	Performance Goals				Threshold	Target	Stretch	Actual
Performance Measures	Threshold	Target	Stretch	Weight	Value	Value	Value	Payout
Earnings Per Share	$0.12	$0.13	$0.15	10.0%	$2,875	$5,750	$8,625	$0
Total Expenses (in millions)	$27.7	$27.4	$26.0	20.0%	$5,750	$11,500	$17,250	$11,500
Successful IT Upgrade				20.0%	$5,750	$11,500	$17,250	$5,750
90% on area KPIs and 98% on enterprise critical KPIs				20.0%	$5,750	$11,500	$17,250	$11,500
Employee Satisfaction				5.0%	$1,438	$2,875	$4,313	$2,875
Strategic Initiatives Execution				25.0%	$7,188	$14,375	$21,563	$14,375
Total				100.0%	$28,750	$57,500	$86,250	$46,000

Long-Term Equity-Based Incentive Compensation.  In order to directly align the interests of our executives and stockholders, equity awards make up a meaningful portion of our named executive officer’s total compensation.  Our 2008 Equity Incentive Plan allows our Compensation Committee to make an annual determination as to who will receive equity awards, the type of awards, vesting conditions and level of the award.  Our annual equity award program is not typical in the thrift industry.  Most converted thrift institutions (e.g. mutual holding companies that have minority shareholder ownership) typically structure equity awards as large, one-time grants to senior executive officers at the time the equity incentive plan is implemented.  We have structured our long-term incentive program more in line with best practices of larger fully public peers, by providing smaller annual grants (rather than one time awards).  In 2013, a large percentage of our long-term equity based incentive program consisted of non-statutory stock options. Accordingly, the upside potential of the stock options granted will not be realized by our named executive officers unless our stock price increases. In addition to stock options, our named executive officers received time-based restricted stock awards. See “Executive Compensation—Grants of Plan-Based Awards” for detailed information on the equity awards granted during 2013.  Time-based restricted stock awards granted to our named executive officers in 2013 vest 60% after 3 years of service and 20% for each year of service thereafter.  All non-statutory stock options vest 20% per year over a five year period.

Use of Peer Group Data

The Compensation Committee considers information about the practices of its peers and other comparable companies, as well as evolving market practices when it makes compensation decisions.  The Committee considers the compensation levels and arrangements of similarly situated executives in addition to other factors in connection with its decision making process.  Duties, responsibilities and tenure with the Company are also considered in the Committee’s compensation decisions.  The peer group noted below was developed by our Compensation Consultant using objective parameters that reflect banks of similar asset sizes (i.e., between ½ and 2 times Beneficial’s asset size) and location (i.e. banks from CT, DE, NJ, PA, NY, excluding Manhattan) and was approved by the Compensation Committee.

The Compensation Committee reviews the peer group on an annual basis and updates the peer group as appropriate to ensure that the peer group continues to consist of financial institutions with business models and demographics similar to Beneficial Mutual Bancorp, Inc.  The financial institutions that make up our peer group may change depending on acquisitions, growth and/or business focus of Beneficial Mutual Bancorp, Inc. or our peer institutions. Overall, the goal is to have approximately 18-22 comparative banks in our peer group that provide a market perspective for executive total compensation.

Below is a list of the institutions that made up our peer group for 2012 (used to set 2013 pay) and 2013 (used to assess competitiveness of 2013 pay and set 2014 pay).  The 2013 peer group’s assets range between $2.5 billion and $12.0 billion, positioning us at approximately the 60th percentile of our peer group.

Company Name
National Penn Bancshares, Inc.	Boyertown	PA
Hudson Valley Holding Corporation	Yonkers	NY
F.N.B. Corporation	Hermitage	PA
Northwest Bancshares, Inc.	Warren	PA
Investors Bancorp, Inc. (MHC)	Short Hills	NJ
Provident Financial Services, Inc.	Jersey City	NJ
First Commonwealth Financial Corporation	Indiana	PA
NBT Bancorp Inc.	Norwich	NY
Community Bank System, Inc.	De Witt	NY
S&T Bancorp, Inc.	Indiana	PA
Kearny Financial Corporation (MHC)	Fairfield	NJ
Dime Community Bancshares, Inc.	Brooklyn	NY
Flushing Financial Corporation	Lake Success	NY
TrustCo Bank Corp NY	Glenville	NY
WSFS Financial Corporation	Wilmington	DE
Provident New York Bancorp	Montebello	NY
Tompkins Financial Corporation	Ithaca	NY
Lakeland Bancorp, Inc.	Oak Ridge	NJ
Sun Bancorp, Inc.	Vineland	NJ
Oritani Financial Corp.	Township of Washington	NJ

Employment and Change in Control Severance Agreements

Chief Executive Officer/Chief Financial Officer.  We maintain employment agreements with Messrs. Cuddy and Cestare to outline the terms and conditions of employment and ensure the stability of our management team by providing our top executives with financial protection in the event an executive is terminated in connection with a change in control of the Company or in the event an executive is involuntarily terminated by the Bank or the Company for reasons other than Cause (as defined in the employment agreements). The terms and conditions of our employment agreements are consistent with the agreements provided to executive officers in the thrift industry and reflect best practices, such as the exclusion of tax gross-ups. Unless otherwise extended or terminated in accordance with the terms of the agreements, the employment agreements with Messrs. Cuddy and Cestare will expire in May 2016.  See “Executive Compensation— Employment Agreements” and “—Potential Post-Termination Payments” for a detailed discussion of the terms of the employment agreements and the benefits and payments provided upon termination of service for Messrs. Cuddy and Cestare.

Executive Vice President and Director of Brand & Strategy/ Executive Vice President and Director of Operations -  We also maintain employment agreements with Ms. Ryder and Mr. Maines, which provide a severance benefit in the event their employment is terminated in connection with a change in control of the Company.  Unless otherwise extended or terminated in accordance with its terms, Ms. Ryder’s and Mr Maines’ employment agreements will expire in May 2016.  See “Executive Compensation— Employment Agreements” and “—Potential Post-Termination Payments” for a detailed discussion of the terms of the employment agreements and the benefits and payments provided upon termination of service for Ms. Ryder and Mr. Maines.

Other Named Executive Officers.  Mr. Gallagher has entered into a Change in Control Severance Agreement with the Bank.  This agreement provides the executive with financial protection in the event his employment is terminated in connection with a change in control.  Unless otherwise extended or terminated in accordance with its terms, the agreement with Mr. Gallagher will expire in May 2016.  See “Executive Compensation— Change in Control Severance Agreements” and “—Potential Post-Termination Payments” for a detailed discussion of the terms of the change in control severance agreements and the benefits and payments provided upon termination of service for Mr. Gallagher.

The Compensation Committee reviews each contracted officer’s performance and his or her agreement on an annual basis for purposes of determining whether to extend the term of the agreement for an additional year. The Compensation Committee’s decision to extend the term of an agreement with a named executive officer is discretionary and reflects its evaluation of the executive’s role in the Company and his or her overall job performance.

Tax and Accounting Considerations

In consultation with our advisors, we evaluate the tax and accounting treatment of each of our compensation programs at the time of adoption and on an annual basis to ensure an understanding of the financial impact of the program.  Our analysis includes a detailed review of recently adopted and pending changes in tax and accounting requirements.  As part of our review, we consider modifications and/or alternatives to existing programs to take advantage of favorable changes in the tax or accounting environment or to avoid adverse consequences.  To preserve maximum flexibility in the design and implementation of our compensation program, we have not adopted a formal policy that requires all compensation to be tax deductible.  However, to the greatest extent possible, it is our intent to structure our compensation programs in a tax efficient manner.  When making grants under the 2008 Equity Incentive Plan, the Compensation Committee considers the tax implications of the awards.  Therefore, all stock options granted under our equity plan, since its implementation, have been non-statutory stock options.

Retirement Benefits; Employee Welfare Benefits

All of our named executive officers are eligible to participate in the tax-qualified retirement plans available to Beneficial Mutual Savings Bank employees.  This includes the Beneficial Mutual Savings Bank Employee Savings and Stock Ownership Plan (“KSOP”) and for those executives employed by Beneficial Mutual Savings Bank prior to June 30, 2008, the Employees’ Pension and Retirement Plan of Beneficial Mutual Savings Bank (“Pension Plan”).  The Pension Plan was frozen effective June 30, 2008 in connection with the restructuring of our retirement program. Our KSOP allows eligible employees, including the named executive officers to supplement their retirement savings with elective deferral contributions that we match at specified levels.  The KSOP also provides for additional discretionary employer contributions based on a percentage of participant compensation, subject to the Internal Revenue Code contribution limits.

In addition to our tax-qualified retirement plans, we also maintain two nonqualified supplemental retirement arrangements for certain named executive officers.  These types of supplemental retirement plans assist the Company in attracting and retaining executive talent.  The Compensation Committee periodically reviews the plans with due consideration given to prevailing market practice, overall compensation philosophy and cost to the Company.  Mr. Cuddy is a participant in the Beneficial Mutual Savings Bank Supplemental Pension and Retirement Plan, which provides him with a benefit that would have been payable under the Pension Plan but for certain Internal Revenue Code limits on compensation and benefits.  See “Executive Compensation — Pension Benefits — Supplemental Pension and Retirement Plan” for a detailed description of the arrangement and contributions made on behalf of Mr. Cuddy in 2013.  In 2012, the Company amended the Bank’s Elective Deferred Compensation Plan, a non-qualified defined contribution plan, to allow the Bank to provide restorative payments to participants who experience a shortfall in retirement benefits under the KSOP due to Internal Revenue Code limits on compensation that reduce benefits for highly compensated executives under tax-qualified retirement plans. The Compensation Committee designated Messrs. Cuddy, Cestare, Gallagher and Maines, as well as Ms. Ryder as participants in the Elective Deferred Compensation Plan.

In addition to retirement programs, we provide our employees with coverage under medical, life insurance and disability plans on terms consistent with industry practice.

Perquisites

We annually review the perquisites that we make available to our named executive officers. The primary perquisites for senior managers include an automobile allowance and certain club dues.  See “Executive Compensation— Summary Compensation Table” for detailed information on the perquisites provided to our named executive officers.

Stock Compensation Grant and Award Practices; Timing Issues

Our Compensation Committee considers whether to make equity awards to officers and directors on an annual basis and in connection with new hires and promotions. The Compensation Committee considers the recommendations of our chief executive officer and other executive officers with respect to awards contemplated for their subordinates.  The Compensation Committee also consulted with Pearl Meyer & Partners, and subsequently McLagan to insure our equity award program is competitive with our peer group.  The Compensation Committee is solely responsible for the development of the schedule of equity awards made to our chief executive officer and the other named executive officers.

As a general matter, the Compensation Committee’s process is independent of any consideration of the timing of the release of material non-public information, including with respect to the determination of grant dates or stock option exercise prices.  Similarly, we have never timed the release of material non-public information to affect the value of executive compensation.  In general, the release of such information reflects long-established timetables for the disclosure of material non-public information such as earnings reports or, with respect to other events reportable under federal securities laws, the applicable requirements of such laws with respect to timing of disclosure. The Compensation Committee’s decisions are reviewed and ratified by the full Board of Directors.

The terms and conditions of each equity award are determined in accordance with the applicable provisions of our equity incentive plan.  The Compensation Committee has structured our current equity program to include the grant of non-statutory stock options, performance shares and restricted shares.  All director awards (non-statutory stock options and restricted stock awards) vest at a rate of 20% per year, beginning on the first anniversary date of the grant date of the award.  All stock options granted to our named executive officers vest at a rate of 20% per year commencing on the first anniversary of the grant date and restricted stock awards vest over a five year period with 60% of the award vesting on the third anniversary and 20% of the award vesting each year thereafter.  All stock options and stock awards granted under the equity plan become 100% vested upon an award recipient’s death, disability or a change in control.  The performance share awards granted to our named executive officers vest upon the satisfaction of certain financial benchmarks determined by the Compensation Committee.  For purposes of the performance awards granted in 2008, 2009, 2010, and 2011, the Compensation Committee established a goal that requires the Company to achieve a return on average assets of not less than 1% by the fifth full fiscal year following the date of grant. If at the end of the measurement period, the Company has not achieved the return on average assets target, the new benchmark for vesting purposes is attaining a return on average assets that is sufficient to put the Company in the top quartile of thrifts nationwide with assets between $1 billion and $10 billion based on return on average assets.  If neither performance benchmark is reached by the fifth full fiscal year following the grant date, all shares subject to the performance award are forfeited. The named executive officers did not receive performance share awards in 2012 or 2013.  See “Executive Compensation — Outstanding Equity Awards at Fiscal Year End” for detail on the outstanding equity awards granted to our named executive officers as of December 31, 2013.

In accordance with our equity plan, the Compensation Committee may grant stock options only at or above fair market value, which is defined as the closing sales price of our common stock on the Nasdaq Global Select Market on the date of grant.

Stock Ownership Requirements

Under the terms of our Stock Ownership and Retention Policy, our Chief Executive Officer/President is expected to own or acquire Company stock having a fair market value equal to three times his base salary.  All other named executive officers are expected to own or acquire Company common stock having a fair market value at one times each officer’s base salary.  Each named executive officer’s individual stock ownership requirement is based on his or her salary as of March 17, 2011 or for new executives, as of his or her date of hire and will not change due to a change in base salary or fluctuation in the Company’s stock prices.  However, the Corporate Governance Committee, may, from time to time, re-evaluate or revise the guidelines for corporate reasons.  Non-employee directors of the Company are expected to own or acquire Company common stock having a fair market value of ten times the annual retainer received by each director for services rendered as a director of the Company.  All individuals subject to the stock ownership and retention policy have five years from appointment as a named executive officer or director (whichever is applicable) or within five years of March 17, 2011, whichever is later, to satisfy the stock ownership guidelines.  Shares counted towards the ownership requirements include shares of Company common stock purchased in the open market, owned out-right by an individual, or members of his or her immediate family residing in the same household, whether held individually or jointly, restricted stock granted under the Company’s equity plans, shares held in trust or by a family limited partnership and shares acquired through the Beneficial Mutual Savings Bank KSOP.  Failure to meet, or in unique circumstances to show sustained progress toward meeting the stock ownership guidelines, may result in a reduction in future long-term incentive grants and/or payment of future annual incentives in the form of stock.  In addition to stock ownership requirements, the Company also established a mandatory holding period of six (6) months for stock acquired under the Company’s equity incentive plan.  Once stock ownership goals are achieved, the ownership requirement amount should be maintained for as long as an individual is subject to the stock ownership guidelines.

Clawback Policy

Our stock-based and cash-based incentive plans provide that if our Board of Directors determines that a named executive officer alters, inflates or inappropriately manipulates the performance/financial results of Beneficial Mutual Bancorp, Inc. or violates recognized ethical business standards, the Board will, to the extent permitted by applicable law, seek recoupment from that named executive officer of any portion of performance-based compensation (cash or stock) paid to the named executive officer.  Effective January 1, 2012, we adopted a clawback policy that incorporates the plan provisions and further states that if a named executive officer engages in fraud or willful misconduct that causes or otherwise contributes to the need for a material restatement of our financial results, the Board of Directors will direct the Compensation Committee to review all performance-based compensation awarded to or earned by that named executive officer during the three-year period prior to the fiscal periods materially affected by the restatement. If, in the Compensation Committee’s view, the performance-based compensation would have been lower if it had been based on the restated results, the Board will, to the extent permitted by applicable law, seek recoupment from that named executive officer of any portion of such performance-based compensation as it deems appropriate after a review of all relevant facts and circumstances. The Compensation Committee will monitor our clawback policy as further guidance is released by the U.S.  Securities and Exchange Commission as part of the Dodd-Frank Act.

Risk Assessment

At the direction of the Compensation Committee, the Company has reviewed its compensation and benefit programs to determine if the programs create undesired or unintentional risk of a material nature. This risk assessment process included: a review of program policies and practices; program analysis to identify risk and risk control related to the programs; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, risk control, and the support of the programs and their risks to Company strategy.  The results of the risk assessment concluded that our compensation policies and practices do not encourage excessive risk-taking; are compatible with effective internal controls and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

Executive Compensation

Summary Compensation Table.  The following table provides information concerning the total compensation awarded, earned or paid to the principal executive officer,principal financial officer of Beneficial Mutual Bancorp and our three other most highly compensated executives.  These officers are referred to as the “named executive officers” in this proxy statement.

						Non-Equity
						Incentive		Change in	All Other
				Stock	Option	Plan		Pension Value	Compensation
Name and Principal Position	Year	Salary	Bonus	Awards (1)	Awards (2)	Compensation		(3)	(4)	Total
Gerard P. Cuddy	2013	$559,231	$—	$184,800	$252,750	$112,400		$—	$61,422	$1,170,603
President and Chief Executive	2012	540,769	—	182,600	263,250	165,000		9,550	64,303	1,225,472
Officer	2011	510,000	—	209,500	98,700	285,600		7,926	26,389	1,138,115

Thomas D. Cestare	2013	338,250	—	147,840	202,200	88,345		—	21,710	798,345
Executive Vice President and	2012	331,250	—	118,690	175,500	70,788		—	25,807	722,035
Chief Financial Officer	2011	325,000	—	293,300	98,700	121,875		—	21,903	860,778

Martin F. Gallagher, Jr. (5)	2013	233,603	50,000	55,440	117,950	24,933		—	17,812	499,738
Executive Vice President and	2012	228,895	—	63,910	140,400	63,268	(7)	—	14,474	510,947
Chief Credit Officer	2011	116,827	30,000	20,500	7,900	50,000	(6)	—	5,360	230,587

Joanne R. Ryder	2013	229,454	25,000	55,440	107,840	61,500		—	15,310	494,544
Executive Vice President and	2012	209,231	—	54,780	112,320	59,126		—	16,228	451,685
Director of Brand & Strategy	2011	190,000	—	50,280	65,800	59,375		—	12,427	377,882

Robert J. Maines	2013	217,077	—	36,960	101,100	46,000		—	14,185	415,322
Executive Vice President and	2012	197,692	—	36,520	105,300	40,000		—	16,334	395,846
Director of Operations	2011	190,000	—	50,280	49,350	71,250		—	10,570	371,450

(1)             Reflects the grant date aggregate fair value calculated in accordance with FASB ASC Topic 718 on outstanding restricted stock awards for each of the named executive officers.  The amounts were calculated based on the Company’s stock price as of the date of grant as follows: (i) $9.24 for all 2013 restricted stock awards; (ii) ) $9.13 for all 2012 restricted stock awards; and (iii) $8.20 for Mr Gallagher’s 2011 restricted stock awards and $8.38 for all other 2011 restricted stock awards.  When shares become vested and are distributed from the trust in which they are held, the recipient will also receive an amount equal to accumulated cash and stock dividends (if any) paid with respect thereto, plus earnings thereon.

(2)             Reflects the grant date aggregate fair value calculated in accordance with FASB ASC Topic 718  for outstanding stock option awards for each of the named executive officers based upon a fair value for each option using the Black-Scholes option pricing model as follows: (i)  $3.37 for all 2013 option awards; (ii) $3.51 for all 2012 option awards; and (iii) $3.16 for Mr. Gallagher’s option awards and $3.29 for all other 2011 option awards;.  The Company uses the Black-Scholes option pricing model to estimate its compensation cost for stock options awards.  For further information on the assumptions used to compute fair value, see Note 19 to the Notes to the Consolidated Financial Statements included in the Form 10-K.  The actual value, if any, realized by a named executive officer from any option will depend on the extent to which the market value of the common stock exceeds the exercise price of the option on the date the option is exercised.  Accordingly, there is no assurance that the value realized by a named executive officer will be at or near the value estimated above.

(3)             Represents the actuarial change in pension value in the executives’ amounts during the years ended December 31, 2013, 2012 and 2011 under the Beneficial Mutual Savings Bank Consolidated Pension Plan and the Beneficial Mutual Savings Bank Supplemental Pension and Retirement Plan. The pension value decreased by $5,342 in 2013 as a result of an increase the discount rate during the year and not in the total pension benefit to be received in the future.  See “Pension Benefits” below for a further discussion of these arrangements.

(4)             Details of the amounts reported in the “All Other Compensation” column for 2013 are provided in the table below.

	Mr. Cuddy		Mr. Cestare		Mr. Gallagher		Ms. Ryder		Mr. Maines
Employer contributions to KSOP	$11,042		$12,468		$15,300		$12,935		$13,700
Nonqualified Deferred Compensation Earnings (c)	28,154		9,242		2,512		2,375		485
Perquisites	22,226	(a)	—	(b)	—	(b)	—	(b)	—	(b)

(a)              Includes the value of executive’s personal use of a company-owned automobile and club membership fees.

(b)             Did not exceed $10,000.

(c)              Represents the Company’s 2013 contribution to the Elective Deferred Compensation Plan.

(5)             Mr. Gallagher was employed by the Company and Bank as Executive Vice President and Chief Credit Officer effective June 27, 2011.  Accordingly, no compensation information is available prior to that date.  Mr. Gallagher received a $30,000 hiring bonus in 2011 and a $50,000 guaranteed incentive payment in 2012 pursuant to his written offer of employment from the Bank.

(6)             Represents a guaranteed incentive payment made in April 2012 pursuant to Mr. Gallagher’s written offer of employment from the Bank.  Mr. Gallagher did not participate in the 2011 Management Incentive Plan.

(7)             Represents Mr. Gallagher’s payment under the 2012 Management Incentive Plan which consists of $50,000 guaranteed incentive payment pursuant to Mr. Gallagher’s written offer of employment from the Bank and an additional $13,268 earned in satisfaction of performance criteria under the 2012 Management Incentive Plan.

Employment Agreements

The Company and the Bank maintain two-year employment agreements with Gerard P. Cuddy, Thomas D. Cestare, Robert J. Maines and Ms. Ryder.  The current base salaries under the employment agreements with Messrs. Cuddy, Cestare, Maines and Ms. Ryder are $562,000, $339,788, $230,000 and $240,000, respectively. Each employment agreement permits the Company and the Bank, in their sole discretion, to renew the term of the agreements for an additional year (each year), in connection with the officer’s annual performance reviews, so that the term of the employment agreements remain at two years. Unless otherwise extended or terminated in accordance with the terms of the agreements, the employment agreements with Messrs. Cuddy, Cestare, Maines and Ms. Ryder will expire in May 2016.  The employment agreements provide for, among other things, a minimum annual base salary, eligibility to participate in employee benefit plans and programs maintained by the Company and the Bank for the benefit of their employees, including discretionary bonuses, incentive compensation programs, participation in medical, dental, pension, profit sharing, retirement and stock-based compensation plans and certain fringe benefits applicable to executive personnel. The employment agreements also contain a provision that prohibits an executive from competing with the Company or the Bank in the event the executive’s employment is terminated for reasons other than a change in control.

See “Potential Post-Termination Payments” for a discussion of the benefits and payments each executive may receive under the employment agreements upon termination of employment.

Change in Control Severance Agreements

The Bank maintains a change in control severance agreement with Martin F. Gallagher, Jr.  The change in control severance agreements provides Mr. Gallagher with financial protection if his employment is terminated in connection with a change in control of the Company.  See “—Potential Post-Termination Payments” for a discussion of the benefits and payments Mr. Gallagher is entitled to upon termination of employment in connection with a change in control.

Grants of Plan-Based Awards

2008 Equity Incentive Plan.  The following table provides information concerning all restricted stock and stock option awards granted to the named executive officers in 2013 under the Beneficial Mutual Bancorp, Inc. 2008 Equity Incentive Plan.  All stock options awarded in 2013 were granted as non-statutory stock options.

Name	Grant Date	Number of Shares of Stock or Units (1)	Number of Securities Underlying Options (2)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock Awards and Options (3)

Gerard P. Cuddy	01/17/2013	20,000	75,000	$9.24	$437,550

Thomas D. Cestare	01/17/2013	16,000	60,000	9.24	350,040

Martin F. Gallagher, Jr.	01/17/2013	6,000	35,000	9.24	173,390

Joanne R. Ryder	01/17/2013	6,000	32,000	9.24	163,280

Robert J. Maines	01/17/2013	4,000	30,000	9.24	138,060

(1)                     For all named executive officers, restricted shares vest according to the following schedule: shares are subject to a three-year cliff vesting schedule whereby no shares vest on the first and second anniversaries of the award; 60% of the shares vest on the third anniversary of the award; and thereafter 20% of the shares each vest on the fourth and fifth anniversaries of the award.

(2)                     Options vest in five equal annual installments beginning on the first anniversary of the date of grant.

(3)                     Sets forth the grant date fair value of stock and option awards calculated in accordance with FASB ASC Topic 718.  The grant date fair value of all January 17, 2013 stock awards is equal to the number of awards multiplied by $9.24, the closing price for the Company’s common stock on the date of grant.  The grant date fair value for option awards is equal to the number of options multiplied by a fair value of $3.37, which was computed using the Black-Scholes option pricing model. For further information on the assumptions used to compute fair value, see Note 19 to the Notes to the Consolidated Financial Statements included in this Form 10-K.

The Company maintains the 2008 Equity Incentive Plan to further its commitment to performance-based compensation and to provide participants with an opportunity to have an equity interest in the Company and align executives with shareholders.  The plan is administered by the Company’s Compensation Committee.  The Compensation Committee has the authority to grant stock options, restricted stock awards and performance shares to officers and directors of the Company and the Bank.  Additional information on the Company’s 2008 Equity Incentive Plan is set forth in the “Compensation Discussion and Analysis” section of this document.

Management Incentive Plan.  The following table sets forth the threshold, target and maximum award that may be earned by each named executive officer under our 2013 Management Incentive Plan.  See “Compensation Discussion and Analysis—Short-Term Cash-Based Incentive Compensation” for detailed information on the Company and individual performance measures that must be achieved in order for an eligible named executive officer to receive an award under the plan.

	Date of Corporate	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)
Name	Approval	Threshold	Target	Maximum

Gerard P. Cuddy	02/21/2013	$112,400	$224,800	$337,200

Thomas D. Cestare	02/21/2013	67,958	135,915	203,873

Martin F. Gallagher, Jr.	02/21/2013	29,333	58,666	87,999

Joanne R. Ryder	02/21/2013	30,000	60,000	90,000

Robert J. Maines	02/21/2013	28,750	57,500	86,250

(1)         The “Summary Compensation Table” shows the actual awards earned by our named executive officers under the 2013 Management Incentive Plan.

The 2013 Management Incentive Plan is designed to recognize and reward executives for their individual and collective contributions to the success of the Company and the Bank.  The plan focuses on performance measures that are critical to the profitability and growth of the Company and its affiliates. See “Compensation Discussion and Analysis—Short-Term Cash-Based Incentive Compensation” for detailed information on the plan and the Company and individual performance measures used by the Compensation Committee to determine payouts under the 2013 Management Incentive Plan.

Outstanding Equity Awards at Fiscal Year End

The following table provides information concerning unexercised options and stock awards that have not vested for each named executive officer outstanding as of December 31, 2013.

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested (6)

Gerard P. Cuddy	200,000	—	$11.86	08/06/2018	—		—
	12,000	3,000	8.35	03/09/2019	9,000	(2)	98,280
	9,000	6,000	9.70	03/05/2020	10,500	(3)	114,660
	12,000	18,000	8.38	05/27/2021	25,000	(4)	273,000
	15,000	60,000	9.13	03/23/2022	20,000	(5)	218,400
	—	75,000	9.24	01/17/2023	20,000	(5)	218,400

Thomas D. Cestare	1,500	1,000	10.00	07/06/2020	1,000	(3)	10,920
	12,000	18,000	8.38	05/27/2021	35,000	(4)	382,200
	10,000	40,000	9.13	03/23/2022	13,000	(5)	141,960
	—	60,000	9.24	01/17/2023	16,000	(5)	174,720

Martin F. Gallagher, Jr.	1,000	1,500	8.20	06/27/2021	2,500	(5)	27,300
	8,000	32,000	9.13	03/23/2022	7,000	(5)	76,440
	—	35,000	9.24	01/17/2023	6,000	(5)	65,520

Joanne R. Ryder	25,000	—	11.86	08/06/2018	—		—
	2,000	500	8.35	03/09/2019	600	(5)	6,552
	1,500	1,000	9.70	03/05/2020	1,200	(5)	13,104
	8,000	12,000	8.38	05/27/2021	6,000	(5)	65,520
	6,400	25,600	9.13	03/23/2022	6,000	(5)	65,520
	—	32,000	9.24	01/17/2023	6,000	(5)	65,520

Robert J. Maines	2,000	500	8.35	03/09/2019	600	(5)	6,552
	1,500	1,000	9.70	03/05/2020	1,200	(5)	13,104
	6,000	9,000	8.38	05/27/2021	6,000	(5)	65,520
	6,000	24,000	9.13	03/23/2022	4,000	(5)	43,680
	—	30,000	9.24	01/17/2023	4,000	(5)	43,680

(1)         Options vest in five equal annual installments beginning one year from the date of grant.

(2)         For Mr. Cuddy, restricted shares vest according to the following schedule: (1) 1,500 shares representing 20% of the award will vest on the fifth anniversary of the award, to occur in 2014; and (2) 7,500 shares will vest if certain specified performance requirements are met during the performance measurement period beginning with the twelve months ended December 31, 2010 and ending with the twelve months ended December 31, 2014.

(3)         For Mr. Cuddy, restricted shares vest according to the following schedule: (1) 3,000 shares representing 40% of the award will vest equally on each of the fourth and fifth anniversaries of the award, to occur in 2014 and 2015; and (2) 7,500 shares will vest if certain specified performance requirements are met during the performance measurement period beginning with the twelve months ended December 31, 2011 and ending with the twelve months ended December 31, 2015.  For Mr. Cestare, restricted shares vest in five equal annual installments beginning on the first anniversary of the date of grant.

(4)         For Mr. Cuddy, restricted shares vest according to the following schedule: (1) 10,000 shares are subject to a three-year cliff vesting schedule whereby no shares vest on the first and second anniversaries of the award; 60% of the shares vest on the third anniversary of the award; and thereafter 20% of the shares each vest on the fourth and fifth anniversaries of the award; and (2) 15,000 shares will vest if certain specified performance requirements are met during the performance measurement period beginning with the twelve months ended December 31, 2012 and ending with the twelve months ended December 31, 2016.  For Mr. Cestare, restricted shares vest according to the following schedule: (1) 20,000 shares are subject to a three-year cliff vesting schedule whereby no shares vest on the first and second anniversaries of the award; 60% of the shares vest on the third anniversary of the award; and thereafter 20% of the shares each vest on the fourth and fifth anniversaries of the award; and (2) 15,000 shares will vest if certain specified performance requirements are met during the performance measurement period beginning with the twelve months ended December 31, 2012 and ending with the twelve months ended December 31, 2016.

(5)         For all named executive officers, restricted shares vest according to the following schedule: shares are subject to a three-year cliff vesting schedule whereby no shares vest on the first and second anniversaries of the award; 60% of the shares vest on the third anniversary of the award; and thereafter 20% of the shares each vest on the fourth and fifth anniversaries of the award.

(6)         Based upon the Company’s closing stock price of $10.92 on December 31, 2013.

Pension Benefits

The following table sets forth the actuarial present value of Mr. Cuddy’s accumulated benefit under our tax-qualified and non tax-qualified defined benefit plans, along with the number of years of credited service under the respective plans.  No distributions were made under the plans in 2013.  The Bank froze the Employees’ Pension and Retirement Plan of Beneficial Mutual Savings Bank effective June 30, 2008.  Messrs. Cestare, Gallagher and Maines and Ms Ryder are not participants in the Beneficial Mutual Savings Bank tax-qualified and non-qualified defined benefit plans.

		Number of Years of Credited	Present Value of Accumulated Benefit
Name	Plan Name	Service (1)	($) (2)
Gerard P. Cuddy	Beneficial Mutual Savings Bank Consolidated Pension Plan (3)	0.5	$17,267

	Supplemental Pension and Retirement Plan of Beneficial Mutual Savings Bank	0.5	27,127

(1)         Represents the number of years of credited service used only to determine the benefits under the pension plan and the supplemental pension plan.  Years of credited service were frozen at June 30, 2008.

(2)         The present value of accumulated benefit assumes normal retirement (age 65), the election of a single life form of pension and is based on a 4.80% discount rate for the Employees’ Pension and Retirement Plan and 4.05% for the Supplemental Pension and Retirement Plan.

(3)         As of December 31, 2010, the Employees’ Pension and Retirement Plan of Beneficial Mutual Savings Bank and the Farmers & Mechanics Bank Restated Pension Plan were merged into one plan entitled the Beneficial Mutual Savings Bank Consolidated Pension Plan.  The merger of the plans did not impact participant benefits.

Consolidated Pension Plan.  The Employees’ Pension and Retirement Plan of Beneficial Mutual Savings Bank and the Farmers & Mechanics Bank Restated Pension Plan were merged into one plan entitled the Beneficial Mutual Savings Bank Consolidated Pension Plan as of December 31, 2010.  The merger of the plans did not impact participant benefits.  The Employees’ Pension and Retirement Plan of Beneficial Mutual Savings Bank was frozen effective June 30, 2008.  The frozen plan provides that an active participant may retire on or after the date the participant attains age 65 and upon retirement, after twenty-five accrual years of service as a participant, receive a monthly pension in the form of a straight life annuity equal to 50% of his or her average monthly compensation. If the participant’s service is less than 25 years, his or her pension will be adjusted by the ratio of service to 25 years.  After attainment of age 55 and the completion of five years of service, an active participant may elect early retirement.  Upon early retirement a participant will be entitled to receive his or her accrued pension commencing on his or her normal retirement date or, if the participant desires, he or she may elect to receive a reduced pension which can commence on the first day of the month concurrent with or next following the participant’s early retirement date.  If the employment of an active participant is terminated because of total and permanent disability, the participant will be entitled to receive a disability pension equal to the participant’s accrued pension, without actuarial reduction, commencing on the date the participant terminates employment due to disability and continuing until his death or until recovery from his total and permanent disability, if prior to age 65.

Participants generally have no vested interest in retirement plan benefits prior to the completion of five years of service.  Following the completion of five years of vesting service, or in the event of a participant’s attainment of age 65 (or the fifth anniversary of participation in the plan, if later), death or termination of employment due to disability, a participant will become 100% vested in his or her accrued benefit under the retirement plan.  The retirement plan provides that a participant may receive, subject to certain spousal consent requirements, his or her pension benefit in any of the following forms: (i) a life annuity, (ii) a reduced life annuity for the participant’s life with 120 monthly payments guaranteed if the participant dies prior to receiving the 120 payments, (iii) a 100%, 75% or 50% joint and survivor annuity, or (iv) a lump sum distribution if the value of the accrued pension benefit is less than $5,000.

Supplemental Pension and Retirement Plan.  The Supplemental Pension and Retirement Plan of Beneficial Mutual Savings Bank provides benefits which would have been payable to certain officers under the Bank’s Employees’ Pension and Retirement Plan but for certain IRS limitations.  Upon termination of employment with the Bank a participant is eligible to receive benefits under the Supplemental Pension and Retirement Plan equal to the excess, if any, of (i) the benefits which would have been payable to the participant commencing on the first day of the month coincident with or next following the attainment of age 65 under the Pension Plan in the form of a single life annuity, but for the limitations imposed by the Internal Revenue Code, based on a participant’s compensation and service with Beneficial Bank through June 30, 2008, over (ii) the accrued benefits actually payable under the Pension Plan commencing on the first day of the month coincident with or next following the attainment of age 65 in the form of a single life annuity.  In the event of the death of a participant prior to the commencement of benefits under the Pension Plan and in the event the participant’s spouse or beneficiary is entitled to a survivor’s benefit under the Pension, the spouse or beneficiary shall receive a benefit under the Supplemental Pension and Retirement Plan.

Nonqualified Deferred Compensation

The following table discloses contributions made under the Beneficial Mutual Savings Bank Elective Deferred Compensation Plan, a non-qualified defined contribution plan, for each named executive officer who participated in the plan in 2013, along with the earnings and balances on each executive’s account as of December 31, 2013.

Name	Executive Contributions in Last Fiscal Year	Beneficial Bank Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Balance at Last Fiscal Year End

Gerard P. Cuddy	$—	$28,154	$5,061	$67,797
Thomas D. Cestare	—	9,242	2,030	23,466
Martin F. Gallagher, Jr.	—	2,512	540	4,787
Joanne R. Ryder	—	2,375	192	4,043
Robert J. Maines	—	485	250	2,233

Elective Deferred Compensation Plan.  The Beneficial Mutual Savings Bank Elective Deferred Compensation Plan, as amended and restated effective January 1, 2012, assists executives designated by the Compensation Committee as participants in maximizing their ability to save on a tax-deferred basis.  In addition to allowing participants to make elective deferrals, the plan permits the Bank to make discretionary matching contributions to eligible employee participants who have made the maximum voluntary contributions permitted under the KSOP.  Effective January 1, 2012, the plan was amended to provide for two types of non-discretionary employer contributions:  profit sharing and matching contributions.  In the event a KSOP participant exceeds the Internal Revenue Code compensation limits under the KSOP, the matching contribution and profit sharing contribution benefits lost due to the Internal Revenue Code compensation limits will be restored under the Bank’s Elective Deferred Compensation Plan.  The plan is intended to constitute an unfunded plan primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.  Participants receive distributions under the plan upon separation of service.  The assets of the plan trust are subject to the claims of our creditors in the event of insolvency until paid to the plan participants and their beneficiaries as set forth in the plan.

Potential Post-Termination Payments

Payments Made Upon Termination for Cause.  Under the terms of the employment agreements with Messrs. Cuddy, Cestare, Maines and Ms. Ryder, if any of the executives is terminated for cause, he or she will receive his or her base salary through the date of termination and retain the rights to any vested benefits subject to the terms of the plan or arrangement under which those benefits are provided.  In addition, a termination for cause will also result in the forfeiture of all unvested stock awards (time-based and performance) and vested stock options that have not been exercised.  Further, participants in the Bank’s 2013 Management Incentive Plan will forfeit all rights to incentive opportunities as a result of termination for cause.

Payments Made Upon Termination Without Cause or for Good Reason.  Under the terms of the employment agreements with Messrs. Cuddy and Cestare, if the Bank or the Company terminates an executive’s employment for reasons other than for cause or a change in control, or if an executive resigns from the Bank or the Company after specified circumstances set forth in the agreements that would constitute constructive termination, the employment agreements provide that the executive or, if the executive dies, his or her beneficiary, would be entitled to receive two times the sum of the executive’s (i) current base salary and (ii) the most recent bonus paid (including performance bonuses paid under the Management Incentive Plan).  The severance benefit would be paid ratably over a two-year period.  In addition, the executive would be entitled to receive, for the 24-month period following his or her termination date, medical, dental and life insurance coverage. If the Bank or the Company terminates its employment relationship with Messrs. Cuddy and Cestare, during the term of their employment agreements for reasons other than cause or a change in control, the executive must adhere to a one-year non-competition restriction.

In the event the executives terminate employment without cause or for good reason they will forfeit all unvested stock awards, performance awards and stock options.

Participants in the Bank’s 2013 Management Incentive Plan must be employed by the Bank on the date the benefits are distributed.  Therefore, if a participant terminates employment without cause or for good reason prior to payment under the 2013 Management Incentive Plan, all rights to plan benefits are forfeited.

Payments Made Upon Disability.  The employment agreements provide each executive with a disability benefit equal to two-thirds of the executive’s bi-weekly rate of base salary as of his or her termination date.  An executive will cease to receive disability payments upon the earlier of:  (1) the date the executive returns to full-time employment; (2) the death of the executive; (3) the executive’s attainment of age 65; or (4) the date the employment agreement would have expired had the executive’s employment not terminated by reason of the executive’s disability. In addition, the executive would continue to be covered, to the greatest extent possible, under all benefit plans in which the executive participated before his or her disability as if he or she were actively employed by us.  Disability payments are reduced by any disability benefits paid to an executive under any policy or program maintained by the Bank.

In the event an executive terminates employment due to disability, he or she will vest 100% in all unvested stock awards and stock options.

If a participant in the Bank’s 2013 Management Incentive Plan terminates his or her service with the Bank due to a disability, his or her award will be prorated based on the period of active employment with the Bank.

Payments Made Upon Death.  Under the employment agreements, the executive’s estate is entitled to receive any salary and bonus accrued but unpaid as of the date of the executive’s death.

In the event a participant in the Bank’s 2013 Management Incentive Plan dies, his or her estate will receive the prorated portion of the participant’s award as of his or her date of death.

Payments Made Upon a Change in Control.  Following a change in control of the Bank or the Company, under the terms of the employment agreements with Messrs. Cuddy, Cestare, Maines and Ms. Ryder, if an executive voluntarily terminates (upon circumstances discussed in the agreement) or involuntarily terminates employment, the executive or, if the executive dies, the executive’s beneficiary, would be entitled to receive a lump sum severance payment equal to three times the sum of the executive’s: (i) base salary and (ii) most recent bonus paid (including performance bonuses paid under the Management Incentive Plan) by the Company and/or the Bank.  In addition, the executive would also be entitled to continued medical, dental and life insurance coverage for the executive and his dependents for 36 months following termination of employment.  Mr. Cuddy would also be entitled to continue his club memberships for 36 months following his termination of employment at no cost to him.

Under the terms of the change in control severance agreement with Mr. Gallagher, if within twelve months of a change in control Mr. Gallagher is involuntarily terminated or voluntarily terminate employment with the Company as a result of not being offered a Comparable Position (as defined in the agreements) he would be entitled to a lump sum cash payment equal to two times his base salary in effect at the time of termination of employment.  In addition, Mr. Gallagher would also be entitled to continued medical, dental and life insurance coverage for 24 months following termination of employment.

Section 280G of the Internal Revenue Code provides that severance payments that equal or exceed three times an individual’s base amount are deemed to be “excess parachute payments” if they are contingent upon a change in control.  An individual’s base amount is equal to an average of the individual’s Form W-2 compensation for the five years preceding the year a change in control occurs (or such lesser number of years if the individual has not been employed for five years).  Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of the payment in excess of the base amount, and the employer may not deduct such amount for federal tax purposes.  The employment agreements and change in control severance agreements limit payments made to the executives in connection with a change in control to amounts that will not exceed the limits imposed by Section 280G.

Under the terms of the Bank’s KSOP, upon a change in control (as defined in the plan) the plan trustee will repay in full any outstanding acquisition loan and all remaining shares held in the loan suspense account after repayment will be allocated to participants as set forth in the plan.

In the event the executives terminate employment in connection with a change in control, they will vest 100% in all unvested equity awards.

Payments Upon Retirement.  In addition to the tax-qualified retirement benefits and non-qualified retirement benefits set forth in “—Pension Benefits” above, participants in the Bank’s Management Incentive Plan who retire from the Bank will receive a prorated payout based on the period of the participant’s active employment only.

All payments under the Elective Deferred Compensation Plan will be made in accordance with the form and timing elections made at the time of each executive’s deferral election.

Potential Post-Termination Benefits Tables.  The amount of compensation payable to each named executive officer upon termination for cause, termination upon an event of termination, change in control followed by termination of employment, disability, death and retirement is shown below.  The amounts shown assume that such termination was effective as of December 31, 2013, and thus include amounts earned through such time and are estimates of the amounts that would be paid out to the executives upon their termination.  The amounts do not include the executive’s account balances in the Bank’s tax-qualified retirement plans to which each executive has a non-forfeitable interest.  The amounts shown relating to unvested options and awards are based on the fair market value of the Company’s common stock on December 31, 2013, which was $10.92.  The actual amounts to be paid out can only be determined at the time of such executive’s separation from service with the Company.

The following table provides the amount of compensation payable to Mr. Cuddy in each of the circumstances listed below.

	Payments Due Upon
	Termination for Cause	Termination without Cause or for Good Reason		Change in Control with Termination of Employment		Disability		Retirement		Death
Base salary	$—	$1,124,000	(2)	$1,686,000		$530,778		$—		$—
Annual cash incentive	—	330,000	(2)	495,000		112,400	(4)	112,400	(4)	112,400	(4)
Medical, life and dental insurance benefits	—	39,417		59,124		27,920	(3)	—		—
Fringe benefits (1)	—	—		13,761		—		—		—
Income attributable to vesting of stock awards	—	—		1,468,740		1,468,740		—		1,468,740
Total severance payment	$—	$1,493,417		$3,722,625	(5)	$2,139,838		$112,400		$1,581,140

(1)         Represents the value of club membership fees for 36 months following termination of employment in connection with a change in control.

(2)         Represents the cash payment due under the executive’s employment agreement.  Assumes such payment would be paid ratably over a two-year period.

(3)         Benefits have been calculated based on the date the agreement would have expired had the executive’s employment not terminated due to disability.

(4)         Assumes 2013 Management Incentive Plan payment was made on December 31, 2013.

(5)         The amount shown does not reflect adjustments that would be made to the executive’s total change in control severance payment to insure the executive’s severance payment would not be deemed an “excess parachute payment” under Section 280G of the Internal Revenue Code.

The following table provides the amount of compensation payable to Mr. Cestare in each of the circumstances listed below.

	Payments Due Upon
	Termination for Cause	Termination without Cause or for Good Reason		Change in Control with Termination of Employment		Disability		Retirement		Death
Base salary	$—	$679,575	(1)	$1,019,363		$320,910		$—		$—
Annual cash incentive	—	141,576	(1)	212,364		88,345	(3)	88,345	(3)	88,345	(3)
Medical, life and dental insurance benefits	—	36,539		54,809		25,882	(2)	—		—
Income attributable to vesting of stock awards	—	—		709,800		709,800		—		709,800
Total severance payment	$—	$857,690		$1,996,336	(4)	$1,144,937		$88,345		$798,145

(1)         Represents the cash payment due under the executive’s employment agreement.  Assumes such payment would be paid ratably over a two-year period.

(2)         Benefits have been calculated based on the date the agreement would have expired had the executive’s employment not terminated due to disability.

(3)         Assumes 2013 Management Incentive Plan payment was made on December 31, 2013.

(4)         The amount shown does not reflect adjustments that would be made to the executive’s total change in control severance payment to insure the executive’s severance payment would not be deemed an “excess parachute payment” under Section 280G of the Internal Revenue Code.

The following table provides the amount of compensation payable to Mr. Gallagher in each of the circumstances listed below.

	Payments Due Upon
	Termination for Cause	Termination without Cause or for Good Reason	Change in Control with Termination of Employment		Disability		Retirement		Death
Base salary	$—	$—	$469,329		$—		$—		$—
Annual cash incentive	—	—	—		74,933	(1)	74,933	(1)	74,933	(1)
Medical, life and dental insurance benefits	—	—	35,323		—		—		—
Income attributable to vesting of stock awards	—	—	169,260		169,260		—		169,260
Total severance payment	$—	$—	$673,912	(2)	$244,193		$74,933		$244,193

(1)         Assumes 2013 Management Incentive Plan payment was made on December 31, 2013.

(2)         The amount shown does not reflect adjustments that would be made to the executive’s total change in control severance payment to insure the executive’s severance payment would not be deemed an “excess parachute payment” under Section 280G of the Internal Revenue Code.

The following table provides the amount of compensation payable to Ms. Ryder in each of the circumstances listed below.

	Payments Due Upon
	Termination for Cause	Termination without Cause or for Good Reason	Change in Control with Termination of Employment		Disability		Retirement		Death
Base salary	$—	$—	$720,000		$226,667		$—		$—
Annual cash incentive	—	—	177,378		86,500	(2)	86,500	(2)	86,500	(2)
Medical, life and dental insurance benefits	—	—	10,587		4,999	(1)	—		—
Income attributable to vesting of stock awards	—	—	216,216		216,216		—		216,216
Total severance payment	$—	$—	$1,124,181	(3)	$534,382		$86,500		$302,716

(1)         Benefits have been calculated based on the date the agreement would have expired had the executive’s employment not terminated due to disability.

(2)         Assumes 2013 Management Incentive Plan payment was made on December 31, 2013.

(3)         The amount shown does not reflect adjustments that would be made to the executive’s total change in control severance payment to insure the executive’s severance payment would not be deemed an “excess parachute payment” under Section 280G of the Internal Revenue Code.

The following table provides the amount of compensation payable to Mr. Maines in each of the circumstances listed below.

	Payments Due Upon
	Termination for Cause	Termination without Cause or for Good Reason	Change in Control with Termination of Employment		Disability		Retirement		Death
Base salary	$—	$—	$690,000		$217,222		$—		$—
Annual cash incentive	—	—	120,000		46,000	(2)	46,000	(2)	46,000	(2)
Medical, life and dental insurance benefits	—	—	22,958		10,841	(1)	—		—
Income attributable to vesting of stock awards	—	—	172,536		172,536		—		172,536
Total severance payment	$—	$—	$1,005,494	(3)	$446,599		$46,000		$218,536

(1)         Benefits have been calculated based on the date of the agreement would have expired had the executive’s employment not terminated due to disability.

(2)         Assumes 2013 Management Incenttive Plan payment was made on December 31, 2013.

(3)         The amount shown does not reflect adjustments that would be made to the executive’s total change in control severance payment to insure the executive’s severance payment would not be deemed an “excess parachute payment” under Section 280G of the Internal Revenue Code.

OTHER INFORMATION RELATING TO

DIRECTORS AND EXECUTIVE OFFICERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  These individuals are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in Company common stock during the fiscal year ended December 31, 2013, except for a late Form 4 filed by Gerard P. Cuddy in April 2013 with respect to the sale of shares of Company common stock in a tax withholding transaction.

Transactions with Related Persons

The Sarbanes-Oxley Act of 2002 generally prohibits loans by Beneficial Mutual Bancorp, Inc. to its executive officers and directors.  However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by Beneficial Bank to its executive officers and directors in compliance with federal banking regulations.  Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons unrelated to the bank and must not involve more than the normal risk of repayment or present other unfavorable features.  Beneficial Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public.  Notwithstanding this rule, federal regulations permit Beneficial Bank to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee, although Beneficial Bank does not currently have such a program in place.

Pursuant to Beneficial Mutual Bancorp, Inc.’s audit committee charter,  the audit committee periodically reviews, no less frequently than quarterly, a summary of Beneficial Mutual Bancorp, Inc.’s transactions with directors and executive officers of Beneficial Mutual Bancorp, Inc. and with firms that employ directors, as well as any other related person transactions, for the purpose of recommending to the disinterested members of the Board of Directors that the transactions are fair, reasonable and within our policy and should be ratified and approved.  Also, in accordance with banking regulations and its policy, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of $25,000 or 5% of Beneficial Mutual Bancorp, Inc.’s capital and surplus (up to a maximum of $500,000) and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors.  Additionally, pursuant to Beneficial Mutual Bancorp, Inc.’s Code of Ethics and Business Conduct, all executive officers and directors of Beneficial Mutual Bancorp, Inc. must disclose any existing or potential conflicts of interest to the President and Chief Executive Officer of Beneficial Mutual Bancorp, Inc.  Such potential conflicts of interest include, but are not limited to, the following: (1) Beneficial Mutual Bancorp, Inc. conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest and (2) the ownership of more than 5% of the outstanding securities or 5% of total assets of any business entity that does business with or is in competition with Beneficial Mutual Bancorp, Inc.

The aggregate amount of loans by Beneficial Bank to its executive officers and directors and their affiliates was $459,245 at December 31, 2013.  As of that date, these loans were performing according to their original terms.  The outstanding loans made to our directors and executive officers and their affiliates were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Beneficial Bank, and did not involve more than the normal risk of collectability or present other unfavorable features.

SUBMISSION OF BUSINESS PROPOSALS AND STOCKHOLDER NOMINATIONS

The Company must receive proposals that stockholders seek to include in the proxy statement for the Company’s next annual meeting no later than December 5, 2014.  If next year’s annual meeting is held on a date more than 30 calendar days from May 15, 2015, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting.  Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

The Company’s Bylaws provide that, in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a stockholder must deliver notice of such nominations and/or proposals to the Corporate Secretary not less than 30 days before the date of the annual meeting.  However, if less than 40 days’ notice or prior public disclosure of the date of the annual meeting is given to stockholders, such notice must be received not later than the close of business of the tenth day following the day on which notice of the date of the annual meeting was mailed to stockholders or prior public disclosure of the meeting date was made.  A copy of the Bylaws may be obtained from the Company.

STOCKHOLDER COMMUNICATIONS

The Company encourages stockholder communications to the Board of Directors and/or individual directors.  All communications from stockholders should be addressed to Beneficial Mutual Bancorp, Inc., 1818 Beneficial Bank Place, 1818 Market Street, Philadelphia, Pennsylvania 19103.  Communications to the Board of Directors should be in the care of William J. Kline, Jr., Corporate Secretary.  Communications to individual directors should be sent to such director at the Company’s address.  Stockholders who wish to communicate with a Committee of the Board should send their communications to the care of the Chairperson of the particular committee, with a copy to Elizabeth H. Gemmill, the Chairperson of the Corporate Governance Committee.  It is in the discretion of the Corporate Governance Committee whether any communication sent to the full Board should be brought before the full Board.

MISCELLANEOUS

The Company will pay the cost of this proxy solicitation.  The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company.  Additionally, directors, officers and other employees of the Company may solicit proxies personally or by telephone.  None of these persons will receive additional compensation for these activities.

We have elected to take advantage of Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders on the Internet. We believe that these rules allow us to provide our stockholders with the information they need to vote at our annual meeting, while also lowering the costs of delivery and reducing the environmental impact of producing and distributing the related proxy materials.

Since April 4, 2014, the proxy materials for the 2014 annual meeting, which include the Company’s 2013 annual report to stockholders, have been available at the following web site: http://ir.thebeneficial.com/annuals.cfm.   On this website, the Company also posts the Company’s 2013 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission.  Any stockholder who wishes to receive a printed copy of proxy materials and the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated in this proxy statement by reference.

A copy of the Company’s Form 10-K for the year ended December 31, 2013 as filed with the Securities and Exchange Commission, will be furnished without charge to all persons who were stockholders as of the close of business on March 17, 2014 upon written request to William J. Kline, Jr., Corporate Secretary, Beneficial Mutual Bancorp, Inc., 1818 Beneficial Bank Place, 1818 Market Street, Philadelphia, Pennsylvania 19103.

Whether or not you plan to attend the annual meeting, please vote via the Internet, by telephone or by marking, signing, dating and promptly returning your proxy card.

By Order of the Board of Directors,

William J. Kline, Jr.
Corporate Secretary

Philadelphia, Pennsylvania

April 4, 2014

1818 BENEFICIAL BANK PLACE 1818 MARKET STREET PHILADELPHIA, PA 19103 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. BENEFICIAL MUTUAL BANCORP, INC. For All Withhold All For All Except The Board of Directors recommends that you vote FOR the following: ! ! ! Vote on Directors 1. The election as directors of all nominees listed for a three-year term (unless the "For All Except" box is marked and the instructions on the right are complied with). Nominees: 01) Gerard P. Cuddy 02) Frank A. Farnesi 03) Thomas J. Lewis Vote on Proposals The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. The ratification of the appointment of KPMG LLP as the independent registered public accounting firm of Beneficial Mutual Bancorp, Inc. for the fiscal year ending December 31, 2014. ! ! ! ! ! ! 3. The approval of a non-binding resolution to approve the compensation of the Company's named executive officers. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Date Signature [PLEASE SIGN WITHIN BOX] VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. M69135-P47657 THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ! For address changes and/or comments, please check this box and write them on the back where indicated. ! ! Please indicate if you plan to attend this meeting. Yes No Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required. Signature (Joint Owners) Date

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 15, 2014 The proxy statement and the Company’s 2013 Annual Report to Stockholders are available at http://ir.thebeneficial.com/annuals.cfm. On this website, the Company also posts the Company’s 2013 Annual Report on Form 10-K, as filed with the U.S. Securities and Exchange Commission, including the Company’s 2013 audited consolidated financial statements. The Notice and Proxy Statement and Annual Report are also available at www.proxyvote.com. M69136-P47657 REVOCABLE PROXY BENEFICIAL MUTUAL BANCORP, INC. ANNUAL MEETING OF STOCKHOLDERS May 15, 2014 8:30 a.m., Local Time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) the official proxy committee of Beneficial Mutual Bancorp, Inc. (the "Company"), consisting of Edward G. Boehne, Karen Dougherty Buchholz, Donald F. Gayhardt, Jr. and Roy D. Yates or any of them, with full power of substitution in each, to act as proxy for the stockholder(s), and to vote all shares of common stock of the Company which the stockholder(s) is/are entitled to vote only at the Annual Meeting of Stockholders to be held on May 15, 2014 at 8:30 a.m., local time, at 1818 Beneficial Bank Place, 1818 Market Street, Philadelphia, Pennsylvania, and at any adjournments thereof, with all of the powers the stockholder(s) would possess if personally present at such meeting as indicated on the reverse side of this proxy card. This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted "FOR" each of the proposals listed. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This proxy also confers discretionary authority on the Proxy Committee of the Board of Directors to vote (1) with respect to the election of any person as director, where the nominees are unable to serve or for good cause will not serve and (2) matters incident to the conduct of the meeting. PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE. Address Changes/Comments: ______________________________________________________________________________ ________________________________________________________________________________________________________ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued, and to be marked, dated and signed, on the other side)

1818 BENEFICIAL BANK PLACE 1818 MARKET STREET PHILADELPHIA, PA 19103 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY BENEFICIAL MUTUAL BANCORP, INC. The Board of Directors recommends that you vote FOR the following: Vote on Directors 1. The election as directors of all nominees listed for a three-year term (unless the "For All Except" box is marked and the instructions on the right are complied with). Nominees: 01) Gerard P. Cuddy 02) Frank A. Farnesi 03) Thomas J. Lewis Vote on Proposals The Board of Directors recommends you vote FOR the following proposals: 2. The ratification of the appointment of KPMG LLP as the independent registered public accounting firm of Beneficial Mutual Bancorp, Inc. for the fiscal year ending December 31, 2014. 3. The approval of a non-binding resolution to approve the compensation of the Company's named executive officers. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions until 11:59 p.m. Eastern Time on May 8, 2014. Have your voting instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, voting instruction cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 8, 2014. Have your voting instruction card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your voting instruction card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. M69137-P47657 THIS VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

M69138-P47657 Beneficial Mutual Savings Bank Employee Savings and Stock Ownership Plan (the “KSOP”) Voting Instruction Card The participant, hereby directs Pentegra Trust Company (the "Plan Trustee"), to vote all shares of Beneficial Mutual Bancorp, Inc. (the "Company") common stock allocated to the participant's account in the Beneficial Mutual Savings Bank Employee Savings and Stock Ownership Plan (the "KSOP") for which the participant is entitled to direct the Plan Trustee to vote at the Annual Meeting of Stockholders to be held on May 15, 2014 at 8:30 a.m., local time, at 1818 Beneficial Bank Place, 1818 Market Street, Philadelphia, Pennsylvania and at any adjournments thereof. The Plan Trustee will vote all unallocated shares of Company common stock held in the KSOP Trust and shares of Company common stock for which the Plan Trustee does not receive timely instructions, in a manner calculated to most accurately reflect the instructions it receives from other KSOP participants. Your voting instructions will be considered timely if received on or before May 8, 2014.

1818 BENEFICIAL BANK PLACE 1818 MARKET STREET PHILADELPHIA, PA 19103 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY BENEFICIAL MUTUAL BANCORP, INC. The Board of Directors recommends that you vote FOR the following: Vote on Directors 1. The election as directors of all nominees listed for a three-year term (unless the "For All Except" box is marked and the instructions on the right are complied with). Nominees: 01) Gerard P. Cuddy 02) Frank A. Farnesi 03) Thomas J. Lewis Vote on Proposals The Board of Directors recommends you vote FOR the following proposals: 2. The ratification of the appointment of KPMG LLP as the independent registered public accounting firm of Beneficial Mutual Bancorp, Inc. for the fiscal year ending December 31, 2014. 3. The approval of a non-binding resolution to approve the compensation of the Company's named executive officers. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions until 11:59 p.m. Eastern Time on May 8, 2014. Have your voting instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, voting instruction cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 8, 2014. Have your voting instruction card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your voting instruction card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. M69139-P47657 THIS VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

M69140-P47657 Beneficial Mutual Bancorp, Inc. 2008 Equity Incentive Plan Voting Instruction Card The participant, hereby directs Pentegra Trust Company (the "Plan Trustee"), to vote all unvested shares of Beneficial Mutual Bancorp, Inc. (the "Company") common stock awarded to the participant through the Beneficial Mutual Bancorp, Inc. 2008 Equity Incentive Plan ("Equity Plan") for which the participant is entitled to direct the Plan Trustee to vote at the Annual Meeting of Stockholders to be held on May 15, 2014 at 8:30 a.m., local time, at 1818 Beneficial Bank Place, 1818 Market Street, Philadelphia, Pennsylvania and at any adjournments thereof. If the Plan Trustee does not receive timely voting instructions, the Plan Trustee will vote the shares as directed by the Company. Your voting instructions will be considered timely if received on or before May 8, 2014.

1818 BENEFICIAL BANK PLACE 1818 MARKET STREET PHILADELPHIA, PA 19103 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY BENEFICIAL MUTUAL BANCORP, INC. The Board of Directors recommends that you vote FOR the following: Vote on Directors 1. The election as directors of all nominees listed for a three-year term (unless the "For All Except" box is marked and the instructions on the right are complied with). Nominees: 01) Gerard P. Cuddy 02) Frank A. Farnesi 03) Thomas J. Lewis Vote on Proposals The Board of Directors recommends you vote FOR the following proposals: 2. The ratification of the appointment of KPMG LLP as the independent registered public accounting firm of Beneficial Mutual Bancorp, Inc. for the fiscal year ending December 31, 2014. 3. The approval of a non-binding resolution to approve the compensation of the Company's named executive officers. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions until 11:59 p.m. Eastern Time on May 8, 2014. Have your voting instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, voting instruction cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 8, 2014. Have your voting instruction card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your voting instruction card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. M69141-P47657 THIS VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For Against Abstain Signature [PLEASE SIGN WITHIN BOX] Date

M69142-P47657 Beneficial Mutual Savings Bank Stock-Based Deferral Plan Voting Instruction Card The participant, hereby directs Pentegra Trust Company (the "Plan Trustee"), to vote all shares of Beneficial Mutual Bancorp, Inc. (the "Company") common stock credited to the participant's account in the Beneficial Mutual Savings Bank Stock-Based Deferral Plan for which the participant is entitled to direct the Plan Trustee to vote at the Annual Meeting of Stockholders to be held on May 15, 2014 at 8:30 a.m., local time, at 1818 Beneficial Bank Place, 1818 Market Street, Philadelphia, Pennsylvania and at any adjournments thereof. If the Plan Trustee does not receive timely voting instructions, the Plan Trustee will vote the shares as directed by the Company. Your voting instructions will be considered timely if received on or before May 8, 2014.

M69167-P47657 You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. BENEFICIAL MUTUAL BANCORP, INC. *** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 15, 2014. 1818 BENEFICIAL BANK PLACE 1818 MARKET STREET PHILADEPHIA, PA 19103 Meeting Information Meeting Type: Annual Meeting For holders as of: March 17, 2014 Date: May 15, 2014 Time: 8:30 a.m., Local Time Location: 1818 Benefi cial Bank Place 1818 Market Street Philadelphia, PA 19103 See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote How to Access the Proxy Materials to VIEW or RECEIVE: Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 1, 2014 to facilitate timely delivery. How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. NOTICE AND PROXY STATEMENT ANNUAL REPORT . XXXX XXXX XXXX . XXXX XXXX XXXX M69168-P47657 Proxy Materials Available to VIEW or RECEIVE: How To Vote Please Choose One of the Following Voting Methods Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. . XXXX XXXX XXXX Proxy materials Available to

Voting Items The Board of Directors recommends you vote FOR the following proposals: 2. The ratification of the appointment of KPMG LLP as the independent registered public accounting firm of Beneficial Mutual Bancorp, Inc. for the fiscal year ending December 31, 2014. 01) Gerard P. Cuddy 02) Frank A. Farnesi 03) Thomas J. Lewis 1. The election as directors of all nominees listed for a three-year term. Nominees: The Board of Directors recommends that you vote FOR the following: NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 3. The approval of a non-binding resolution to approve the compensation of the Company's named executive officers. M69169-P47657

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